                                                                   EXHIBIT 10.27

                    CONFIDENTIAL TREATMENT REQUEST SUBMITTED:

        THE PORTIONS OF THIS DOCUMENT MARKED BY "***" HAVE BEEN OMITTED
      PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

                                                               EXECUTION VERSION

                    AMENDED AND RESTATED OPERATING AGREEMENT

                                       OF

                          LMI/SUMISHO SUPER MEDIA, LLC

                                NOVEMBER 26, 2004

THE UNITS IN THIS LIMITED LIABILITY COMPANY HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR STATE SECURITIES AUTHORITIES AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE MANAGEMENT COMMITTEE THAT REGISTRATION IS NOT REQUIRED. THE SALE OR OTHER TRANSFER OF THE UNITS IS ALSO RESTRICTED BY CERTAIN PROVISIONS IN THIS AGREEMENT.

                                TABLE OF CONTENTS

                                                                                                   PAGE NO.
                                                                                                   --------
ARTICLE 1: FORMATION AND DEFINITIONS......................................................           1
   1.1      Formation.....................................................................           1
   1.2      Name..........................................................................           1
   1.3      Members.......................................................................           1
   1.4      Units; Percentage Interests...................................................           1
   1.5      Principal Office; Registered Office and Agent.................................           1
   1.6      Foreign Qualification.........................................................           2
   1.7      Term..........................................................................           2
   1.8      Effective Date; Amendment and Restatement.....................................           2
   1.9      Definitions...................................................................           2
ARTICLE 2: PURPOSES AND POWERS............................................................          15
   2.1      Purpose.......................................................................          15
   2.2      Other Purposes................................................................          15
   2.3      Powers........................................................................          15
ARTICLE 3: CAPITAL OF THE COMPANY.........................................................          15
   3.1      Initial Contributions/JCOM Shareholder Agreements.............................          15
   3.2      Additional Capital Contributions..............................................          16
   3.3      Capital Accounts..............................................................          19
   3.4      Loans by Members..............................................................          20
   3.5      Transfer......................................................................          20
   3.6      Adjustments...................................................................          20
   3.7      Market Value Adjustments......................................................          21
   3.8      No Withdrawal of Capital......................................................          21
   3.9      No Interest on Capital........................................................          21
   3.10     Adjustment to Number of Units Outstanding.....................................          21
ARTICLE 4: ALLOCATION OF NET INCOME AND NET LOSSES........................................          21
   4.1      Allocation of Net Income and Net Loss.........................................          21
   4.2      Qualified Income Offset.......................................................          21
   4.3      Limit on Loss Allocations.....................................................          22
   4.4      Compliance with Code..........................................................          22
   4.5      Tax Allocations -- Section 704(c).............................................          22
   4.6      Allocation on Transfer........................................................          22
ARTICLE 5: DISTRIBUTIONS..................................................................          22
   5.1      Distributions Generally.......................................................          22
   5.2      Payment.......................................................................          23
   5.3      Withholding...................................................................          23
   5.4      Distribution Limitation.......................................................          23
ARTICLE 6: MANAGEMENT.....................................................................          24
   6.1      Management....................................................................          24
   6.2      Management Committee Composition; Appointment and Removal of Managers.........          24
   6.3      Management Committee Decisions................................................          25
   6.4      Authorized Representatives....................................................          25

   6.5      JCOM Governance...............................................................          26
ARTICLE 7: PROCEDURAL REQUIREMENTS -- MEETINGS OF MEMBERS AND THE MANAGEMENT COMMITTEE....          26
   7.1      Management Committee Meetings.................................................          26
   7.2      Member Voting Rights; Member Meetings.........................................          27
   7.3      Place.........................................................................          27
   7.4      Notice........................................................................          27
   7.5      Waiver of Notice..............................................................          27
   7.6      Record Date...................................................................          27
   7.7      Quorum; Manner of Acting......................................................          27
   7.8      Proxies.......................................................................          28
   7.9      Meetings by Telephone or Video................................................          28
   7.10     Action Without a Meeting......................................................          28
   7.11     Minutes of Meetings...........................................................          28
ARTICLE 8: LIABILITY OF MEMBERS AND MANAGERS..............................................          28
   8.1      Limited Liability.............................................................          28
   8.2      Capital Contribution..........................................................          29
   8.3      Capital Return................................................................          29
   8.4      Reliance......................................................................          29
ARTICLE 9: EXCULPATION AND INDEMNIFICATION OF MANAGERS AND AUTHORIZED REPRESENTATIVES.....          29
   9.1      Standard of Care..............................................................          29
   9.2      Exculpation...................................................................          29
   9.3      Indemnification...............................................................          29
   9.4      Expense Advancement...........................................................          30
   9.5      Insurance.....................................................................          30
   9.6      Indemnification of Others.....................................................          30
   9.7      Rights Not Exclusive..........................................................          30
ARTICLE 10: ACCOUNTING AND REPORTING......................................................          30
   10.1     Fiscal Year...................................................................          30
   10.2     Tax Accounting Method.........................................................          30
   10.3     Tax Classification and Elections..............................................          31
   10.4     Returns.......................................................................          31
   10.5     Reports; Annual Financial Statements; Regulatory Reporting Obligations........          31
   10.6     Books and Records.............................................................          32
   10.7     Information...................................................................          33
   10.8     Banking.......................................................................          33
   10.9     Tax Matters Partner...........................................................          33
   10.10    No Partnership................................................................          34
ARTICLE 11: DISSOLUTION...................................................................          34
   11.1     Dissolution...................................................................          34
   11.2     Events of Withdrawal..........................................................          35
   11.3     Continuation..................................................................          35
ARTICLE 12: LIQUIDATION...................................................................          36
   12.1     Liquidation...................................................................          36
   12.2     Tax Termination...............................................................          36

   12.3     Priority of Payment...........................................................          37
   12.4     Liquidating Distributions.....................................................          37
   12.5     No Restoration Obligation.....................................................          38
   12.6     Liquidating Reports...........................................................          38
   12.7     Certificate of Cancellation...................................................          38
ARTICLE 13: TRANSFER RESTRICTIONS.........................................................          38
   13.1     General Restriction...........................................................          38
   13.2     Permitted Transferee..........................................................          38
   13.3     General Conditions on Transfers...............................................          38
   13.4     Transfer or Redemption of Units...............................................          40
   13.5     Procedures for Transfer or Redemption of Units................................          42
   13.6     Rights of Transferees.........................................................          44
   13.7     Security Interest.............................................................          44
ARTICLE 14: COVENANTS.....................................................................          44
   14.1     Confidentiality...............................................................          44
   14.2     Consolidation Cooperation.....................................................          45
   14.3     Form of the Company...........................................................          45
   14.4     Participation Right...........................................................          46
ARTICLE 15: DISPUTES......................................................................          47
   15.1     Resolution by the Parties.....................................................          47
   15.2     Resolution by Arbitration.....................................................          47
   15.3     Waiver of Immunities..........................................................          47
ARTICLE 16: GENERAL PROVISIONS............................................................          47
   16.1     Representations...............................................................          47
   16.2     Unregistered Interests........................................................          48
   16.3     Waiver of Dissolution Rights..................................................          48
   16.4     Waivers and Consents Generally................................................          48
   16.5     Equitable Relief..............................................................          49
   16.6     Remedies for Breach...........................................................          49
   16.7     Limitation of Liability.......................................................          49
   16.8     Amendments....................................................................          49
   16.9     Third-Party Rights............................................................          49
   16.10    Counterparts..................................................................          49
   16.11    Notice........................................................................          49
   16.12    Partial Invalidity............................................................          50
   16.13    Costs.........................................................................          50
   16.14    Entire Agreement..............................................................          50
   16.15    Benefit.......................................................................          50
   16.16    Binding Effect................................................................          50
   16.17    Further Assurances............................................................          50
   16.18    Headings......................................................................          50
   16.19    Terms.........................................................................          50
   16.20    Governing Law.................................................................          51
   16.21    English Language..............................................................          51
   16.22    LMI Guarantee.................................................................          51
   16.23    Registration Rights Agreement.................................................          51

                    AMENDED AND RESTATED OPERATING AGREEMENT

                                       OF

                          LMI/SUMISHO SUPER MEDIA, LLC

This AMENDED AND RESTATED OPERATING AGREEMENT is entered into this 26th day of November, 2004, to be effective as of the Effective Date, by and among Liberty Japan, Inc., a corporation formed under the laws of the State of Delaware ("LJI"), Liberty Japan II, Inc., a corporation formed under the laws of the State of Delaware ("LJII"), LMI Holdings Japan, LLC, a limited liability company formed under the laws of the State of Delaware ("LHJ"), Liberty Kanto, Inc., a corporation formed under the laws of the State of Delaware ("Liberty Kanto"), Liberty Jupiter, Inc., a corporation formed under the laws of the State of Delaware ("Liberty Jupiter"), and Sumitomo Corporation, a corporation formed under the laws of Japan ("SC"), such parties being all of the Members as of the Effective Date of LMI/Sumisho Super Media, LLC, a limited liability company formed under the laws of the State of Delaware (the "Company") and, solely with respect to 3.1(c), 3.1(d) and 16.22 hereof, Liberty Media International, Inc., a corporation formed under the laws of the State of Delaware ("LMI").

In consideration of the mutual promises and obligations contained in this Agreement, and with the intent of being legally bound, the parties agree as follows:

ARTICLE 1: FORMATION AND DEFINITIONS

1.1 FORMATION. The Company was originally formed on July 16, 2002, as Liberty Netherlands, Inc., a corporation formed under the laws of the State of Delaware and changed its name to Liberty Japan IV, Inc. on April 2, 2003. The Company converted from a corporation into a limited liability company formed under the laws of the State of Delaware and called LMI Japan IV, LLC pursuant to a Certificate of Conversion and the Certificate, each of which were filed on July 19, 2004 with the Delaware Secretary of State pursuant to the Act. The Company changed its name to LMI/Sumisho Super Media, LLC pursuant to a Certificate of Amendment to the Certificate which was filed on October 20, 2004 with the Delaware Secretary of State pursuant to the Act.

1.2 NAME. The name of the Company is LMI/Sumisho Super Media, LLC in English; provided that the Company will be referred to in Japanese as Sumisho/LMI Super Media, LLC. The business of the Company will be conducted under such names, as well as any other name or names as the Company may from time to time determine.

1.3 MEMBERS. The address of the Company and of each Member of the Company as of the date of this Agreement is set forth on the attached EXHIBIT A.

1.4 UNITS; PERCENTAGE INTERESTS. The Units held by, and the Percentage Interests of, each Member as of the Effective Date are set forth on the attached EXHIBIT B.

1.5 PRINCIPAL OFFICE; REGISTERED OFFICE AND AGENT. The principal office of the Company is located at 12300 Liberty Boulevard, Englewood, Colorado, 80112, or at such other place as the Management Committee may from time to time designate. The Company may conduct business at such additional places as the Management Committee deems advisable. The registered office of the Company in Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, Delaware, and its registered agent is The Prentice-Hall Corporation System, Inc. The Company may change its registered office or registered agent in Delaware in accordance with the Act. The Company will instruct JCOM to send any information provided to the Company in its capacity as a shareholder of JCOM to both the Company's principal office and to the Company c/o SC Member at the address for SC Member set forth on EXHIBIT A.

1.6 FOREIGN QUALIFICATION. The Company will apply for any required certificate of authority to do business in any other state or jurisdiction, as required or appropriate and will file such other certificates and instruments as may be required or appropriate from time to time in connection with its formation, existence and operation.

1.7 TERM. The Company became effective as a limited liability company on the date its Certificate was filed with the Delaware Secretary of State and will continue in effect, unless and until a Dissolution occurs and the Certificate is cancelled in accordance with the Act.

1.8 EFFECTIVE DATE; AMENDMENT AND RESTATEMENT. This Agreement will become effective on the Effective Date and as of such date, amends and restates in its entirety the operating agreement of the Company dated July 16, 2004, as amended. Except with respect to the foregoing provision that this Agreement will become effective on the Effective Date, this Agreement is of no force or effect unless and until the Effective Date occurs.

1.9 DEFINITIONS. The following terms used in this Agreement have the corresponding meanings set forth below.

Acquired Units:                             as defined in 13.4(b)(ii).

Act:                                        the Delaware Limited Liability
                                            Company Act, as amended from time to
                                            time.

Additional Contribution:                    as defined in 3.2(a).

Additional Contribution Notice:             as defined in 3.2(a).

Adjusted Capital Account Deficit:           with respect to any Member, the
                                            deficit balance, if any, in such
                                            Member's Capital Account as of the
                                            end of the relevant taxable year,
                                            after crediting to such Capital
                                            Account any amounts which such
                                            Member is obligated to restore to
                                            the Company upon liquidation of such
                                            Member's interest in the Company and
                                            debiting to such Capital Account the
                                            items described
                                            in Section 1.704-1(b)(2)(ii)(d)(4),
                                            1.704-1(b)(2)(ii)(d)(5), and
                                            1.704-1(b)(2)(ii)(d)(6) of the
                                            Regulations.

Adjustment Transaction:                     as defined in 3.10.

Affiliate:                                  with respect to a Person, any other
                                            Person that directly or indirectly
                                            Controls, is Controlled by, or is
                                            under common Control with, such
                                            Person; provided, that for purposes
                                            of 14.4, "Affiliate" includes only
                                            any other Person that directly or
                                            indirectly is Controlled by such
                                            Person and the common stock of which
                                            is not publicly-traded.

Agreement:                                  this Amended and Restated Operating
                                            Agreement, also known as a limited
                                            liability company agreement under
                                            the Act, as amended from time to
                                            time.

Assuming Member:                            as defined in 12.4.

Authorized Representatives:                 as defined in 6.4.

Bankruptcy:                                 a Person will be deemed bankrupt if:

                                            (a) any proceeding is commenced
                                            against such Person as "debtor" for
                                            any relief under bankruptcy or
                                            insolvency laws, or laws relating to
                                            the relief of debtors,
                                            reorganizations, civil
                                            rehabilitations, arrangements,
                                            compositions, or extensions, or such
                                            Person becomes subject to procedures
                                            for provisional or final attachment
                                            in respect of all or a material
                                            portion of its assets, and (i) such
                                            proceeding is not dismissed or
                                            stayed within 120 days after such
                                            proceeding has commenced, or (ii) an
                                            order for relief against such Person
                                            is granted, or (b) such Person
                                            commences any proceeding for relief
                                            under bankruptcy or insolvency laws
                                            or laws relating to the relief of
                                            debtors, reorganizations, civil
                                            rehabilitations, arrangements,
                                            compositions, or extensions.

Book Value:                                 with respect to any asset, the
                                            asset's adjusted basis for U.S.
                                            federal income tax purposes, except
                                            as follows:

                                            (a) the initial Book Value of any
                                            asset contributed (or deemed
                                            contributed under Section
                                            1.708-1(b)(4) of the Regulations) by
                                            a Member to the Company will be the
                                            asset's Fair Market Value at the
                                            time of the contribution;

                                            (b) the Book Value of all Company
                                            assets will be adjusted to equal
                                            their respective Fair Market Values:
                                            (i) as of (A) the acquisition of an
                                            additional interest in the Company
                                            by any new or existing Member in
                                            exchange for more than a de minimis
                                            Capital Contribution, or (B) the
                                            distribution by the Company to a
                                            Member of more than a de minimis
                                            amount of Company property as
                                            consideration for an interest in the
                                            Company; and (ii) as of the
                                            liquidation of the

                                            Company within the meaning of
                                            Regulations Section
                                            1.704-1(b)(2)(ii)(g);

                                            (c) the Book Value of any Company
                                            asset distributed to any Member will
                                            be the Fair Market Value of the
                                            asset on the date of distribution;
                                            and


                                            (d) the Book Values of Company
                                            assets will be increased or
                                            decreased to reflect any adjustment
                                            to the adjusted basis of the assets
                                            under Code Sections 734(b) or
                                            743(b), but only to the extent that
                                            the adjustment is taken into account
                                            in determining Capital Accounts
                                            under Regulations Section
                                            1.704-1(b)(2)(iv)(m), but Book
                                            Values will not be adjusted pursuant
                                            to this provision to the extent that
                                            the Management Committee determines
                                            that an adjustment under clause (b)
                                            is necessary or appropriate in
                                            connection with a transaction that
                                            would otherwise result in an
                                            adjustment under this clause (d).

                                            After the Book Value of any asset
                                            has been adjusted under clause (a),
                                            clause (b) or clause (d) above, Book
                                            Value will be adjusted by the
                                            Depreciation taken into account with
                                            respect to the asset for purposes of
                                            computing Net Income and Net Loss.

Broadband Business:                         a business that owns, leases or
                                            operates, or proposes to own, lease
                                            or operate, a wireline broadband
                                            distribution service to deliver
                                            primarily video services.

Business Day:                               a day other than a Saturday or
                                            Sunday on which banks are open for
                                            business both in New York, New York
                                            and Tokyo, Japan, it being agreed
                                            that with respect to an action to be
                                            taken by a party within a certain
                                            number of Business Days after its
                                            receipt of a specified Notice,
                                            Business Days will mean Business
                                            Days in Japan in the case of SC
                                            Member and will mean Business Days
                                            in the U.S. in the case of LMI
                                            Member.

Capital Account:                            the capital account of a Member
                                            established and maintained in
                                            accordance with 3.3.

Capital Contribution:                       any contribution of money or
                                            property by a Member to the Company.

Casting Vote Effective Date:                the date on which JASDAQ makes a
                                            public announcement that it has
                                            approved JCOM's application to list
                                            the JCOM Shares on JASDAQ, which
                                            date is anticipated to occur on or
                                            after January 6, 2005.

Certificate:                                the Certificate of Formation of the
                                            Company, as amended from time to
                                            time.

Chairman:                                   as defined in 6.2.

Code: the U.S. Internal Revenue Code of 1986, as amended from time to time (including corresponding provisions of any subsequent revenue laws).

Commercially Reasonable Efforts:            reasonable efforts made by any party
                                            that will not require such party to
                                            undertake extraordinary or
                                            unreasonable measures to obtain any
                                            consents, approvals or other
                                            authorizations or to achieve other
                                            desired results, including requiring
                                            such party to make any material
                                            expenditures (other than normal
                                            filing fees or the like) or to
                                            accept any material changes in the
                                            terms of a contract, license or
                                            other instrument for which a
                                            consent, approval or authorization
                                            is sought.

Company:                                    as defined in the preamble.

Company Confidential
Information:                                as defined in 14.1.

Company's Initial JCOM Shares:              the total number of JCOM Shares held
                                            by the Company immediately following
                                            the JCOM IPO Date.

Contribution Adjustment:                    as defined in 3.10.

Contribution Agreement:                     the Contribution Agreement dated as
                                            of the date of this Agreement among
                                            the initial Members, the Company and
                                            LMI.

Control: including with correlative meanings, the terms "controlling", "controlled by" and "under common control with", as used with respect to any Person:
                                            (a) the beneficial ownership,
                                            directly or indirectly, of voting
                                            securities entitling the holder
                                            thereof to cast more than 50% of the
                                            total votes entitled to be cast
                                            generally for the election of
                                            directors (or Persons of a similar
                                            position) of such Person by all the
                                            holders of voting securities of such
                                            Person or (b) the possession,
                                            directly or indirectly, of the power
                                            to control or direct the management
                                            of such Person through a management
                                            agreement or other contractual
                                            arrangement that grants management
                                            and operational control irrespective
                                            of voting power or equity ownership.

Depreciation:                               for each taxable year or other
                                            period, an amount equal to the
                                            depreciation, amortization or other
                                            cost recovery deduction allowable
                                            with respect to an asset for the
                                            year or other period, except that if
                                            the Book Value of an asset differs
                                            from its adjusted basis for U.S.
                                            federal income tax purposes at the
                                            beginning of the year or other
                                            period, Depreciation will be an
                                            amount which bears the same ratio to
                                            the beginning Book Value as the U.S.
                                            federal income tax depreciation,
                                            amortization or other cost recovery
                                            deduction for the year or other
                                            period bears to the beginning
                                            adjusted tax basis, but if the U.S.
                                            federal income tax depreciation,
                                            amortization, or other cost recovery
                                            deduction for the year or other
                                            period is zero, Depreciation will be
                                            determined with reference to the
                                            beginning Book Value using any
                                            reasonable method selected by the
                                            Management Committee.

Dissolution:                                the happening of any of the events
                                            set forth in 11.1.

Distribution:                               the amount of any money or the Fair
                                            Market Value of any property
                                            distributed by the Company to the
                                            Members as an operating or
                                            liquidating distribution in
                                            accordance with this Agreement,
                                            reduced by the amount of any Company
                                            liabilities assumed by the
                                            distributee or to which the
                                            distributed property is subject.

Effective Date:                             the Closing Date of the Contribution
                                            Agreement, as defined in the
                                            Contribution Agreement.

Fair Market Value: the cash price at which a willing seller would sell and a willing buyer would buy, both having full knowledge of the relevant facts and being under no compulsion to buy or sell, in an arm's-length transaction without time constraints, all as reasonably determined by the Management
                                            Committee unless otherwise provided
                                            in this Agreement.

Fiscal Year:                                the period commencing on January 1
                                            of each year and ending on December
                                            31 of such year.

Fully Diluted JCOM Shares:                  the sum at any given time, without
                                            duplication, of (a) the aggregate
                                            number of JCOM Shares that are
                                            issued and outstanding, plus (b) the
                                            aggregate number of JCOM Shares
                                            issuable upon the exercise,
                                            conversion or exchange of all
                                            outstanding convertible securities,
                                            convertible debt, options, warrants,
                                            or other direct or indirect rights
                                            to purchase or acquire JCOM Shares
                                            (whether or not then vested or
                                            exercisable).

GAAP:                                       generally accepted accounting
                                            principles in the U.S., consistently
                                            applied.

Governmental Approvals:                     any consent, approval or
                                            authorization of, notice to,
                                            declaration of, or filing with, any
                                            Governmental Authority.

Governmental Authority:                     any foreign, domestic, federal,
                                            territorial, state or local
                                            governmental authority,
                                            quasi-governmental authority, court,
                                            government or self-regulatory
                                            organization, commission, tribunal,
                                            organization or any regulatory,
                                            administrative or other agency, or
                                            any political or other subdivision,
                                            department or branch of any of the
                                            foregoing.

Holding Company:                            in relation to a company or
                                            corporation, any other company or
                                            corporation in respect of which it
                                            is a Subsidiary.

Income: for each Fiscal Year, each item of income and gain as determined, recognized and classified for U.S. federal income tax purposes, but:
                                            (a) any income or gain that is
                                            exempt from U.S. federal income tax
                                            will be included as if it were an
                                            item of taxable income, (b) any
                                            income or gain attributable to the
                                            taxable disposition of any Company
                                            asset will be computed by the
                                            Company as if the adjusted basis of
                                            such asset as of the date of the
                                            disposition were equal in amount to
                                            the Company's Book Value with
                                            respect to such asset as of such
                                            date, (c) in the event of a
                                            distribution of any Company asset,
                                            whether or not in connection with a
                                            liquidation of the Company, such
                                            event will for Capital Account
                                            purposes be a deemed taxable
                                            disposition of such Company asset
                                            immediately prior to such
                                            distribution and income or gain will
                                            be computed and allocated among the
                                            Members as if such property were
                                            actually disposed of for an amount
                                            realized equal to the Fair Market
                                            Value of such asset and as if the
                                            adjusted basis of such asset was
                                            equal to its Book Value at such
                                            time, and (d) in the event the Book
                                            Value of any Company asset is
                                            adjusted upwards pursuant to the
                                            definition of Book Value the amount
                                            of such adjustment will be taken
                                            into account for Capital Account
                                            purposes as income or gain from the
                                            disposition of such Company asset
                                            and allocated among the Members.

Indemnified Persons:                        as defined in 9.3.

IPO Price:                                  as defined in 3.2(b)(ii).

Japanese Broadband Business

Operator:                                   any Person that directly owns or
                                            operates a Broadband Business
                                            serving residential customers in
                                            Japan.

JASDAQ:                                     Japanese Association of Securities
                                            Dealers Automated Quotation System

JCOM: Jupiter Telecommunications Co., Ltd., a corporation organized under the laws of Japan, and any successor (by merger, consolidation, transfer or otherwise, in one or a series of transactions), to all or substantially all of its assets.

JCOM IPO:                                   the consummation of the first public
                                            offering of JCOM's equity securities
                                            and the listing of such equity
                                            securities on JASDAQ.

JCOM IPO Date:                              the first day of trading of the JCOM
                                            Shares on JASDAQ following the
                                            consummation of the JCOM IPO, which
                                            is anticipated to occur on or after
                                            February 8, 2005.

JCOM Preemptive Rights:                     any (a) preemptive rights granted to
                                            the Company by JCOM or under the
                                            Japanese Commercial Code or the
                                            Articles of Incorporation or Bylaws
                                            of JCOM, to subscribe for new JCOM
                                            Shares in order to maintain its
                                            proportionate share of ownership
                                            upon the issuance of any new JCOM
                                            Shares (or upon the issuance of any
                                            other securities that are directly
                                            or indirectly convertible into or
                                            exchangeable or exercisable for JCOM
                                            Shares), or (b) other rights to
                                            subscribe for new JCOM Shares (or
                                            any other securities that are
                                            directly or indirectly convertible
                                            into or exchangeable or exercisable
                                            for JCOM Shares) granted by JCOM to
                                            its shareholders.

JCOM Share:                                 a share of common stock of
                                            JCOM, and any other common stock or
                                            other securities (including
                                            securities of another entity) into
                                            which such a share of common stock
                                            is exchanged, converted,
                                            reclassified, recapitalized or
                                            reconstituted in any transaction
                                            involving JCOM.

JCOM Three-Party                            the Shareholders Agreement relating
Shareholders Agreement:                     to JCOM, dated as of February 1,
                                            2003, by and among SC, LMI (as
                                            successor in interest to Liberty
                                            Media Corporation), Liberty Jupiter,
                                            LJI, LJII, Microsoft Corporation and
                                            Microsoft Holdings V, Inc., as
                                            amended by the Deed of Adherence of
                                            Liberty Kanto dated March 27, 2003,
                                            the Deed of Adherence of the Company
                                            dated May 16, 2003 and the Amendment
                                            to Three-Party Shareholders
                                            Agreement effective July 15, 2004.

JCOM Two-Party
Shareholders Agreement:                     the Shareholders Agreement relating
                                            to JCOM, dated as of February 1,
                                            2003, by and among SC, LMI (as
                                            successor in interest to Liberty
                                            Media Corporation), Liberty Jupiter,
                                            LJI and LJII, as amended by the Deed
                                            of Adherence of Liberty Kanto dated
                                            March 27, 2003, the Deed of
                                            Adherence of the Company dated May
                                            16, 2003 and the Amendment to
                                            Two-Party Shareholders Agreement
                                            effective July 15, 2004.

LHJ:                                        as defined in the preamble.

Liberty Jupiter:                            as defined in the preamble.

Liberty Kanto:                              as defined in the preamble.

Lien: means, with respect to any securities, any lien, pledge, charge, security interest, or encumbrance of any nature whatsoever in or on such securities, including, without limitation, any purchase option, call or similar right with respect to such securities or any limitation on the voting rights of such securities; provided, that prior to the JCOM IPO, a Lien will not be created solely because of any of the provisions of the JCOM
                                            Two-Party Shareholders Agreement or
                                            the JCOM Three-Party Shareholders
                                            Agreement.

Limited Owner:                              as defined in 11.3(a).

Liquidation:                                the process of winding up and
                                            terminating the Company after its
                                            Dissolution.

LJI:                                        as defined in the preamble.

LJII:                                       as defined in the preamble.

LMI:                                        as defined in the preamble.

LMI Assigned Rights and
Obligations:                                as defined in 3.1(b).

LMI Member:                                 collectively, LJI, LJII, LHJ,
                                            Liberty Kanto and Liberty Jupiter
                                            and any Affiliate of any of them
                                            subsequently admitted to the Company
                                            as an additional or substitute
                                            Member in accordance with the terms
                                            of this Agreement, which
                                            collectively will be considered as
                                            one Member for purposes of this
                                            Agreement.

LMI Requested Financial
Information:                                as defined in 10.5(b).

LMINT Holdings: Liberty Media International Holdings, LLC, a Delaware limited liability company, and any successor (by merger, consolidation, transfer or otherwise, in one or a series of transactions), to all or substantially all of its assets.

LMINT Holdings Affiliate:                   a Subsidiary of LMINT Holdings or a
                                            Holding Company of LMINT Holdings or
                                            any other Subsidiary of a Holding
                                            Company of LMINT Holdings and also
                                            includes any company or corporation
                                            of which at the time of initial
                                            determination of whether such entity
                                            is an LMINT Holdings Affiliate,
                                            securities or other ownership
                                            interests representing more than 25%
                                            of the equity or more than 25% of
                                            the Ordinary Voting Power or, in the
                                            case of a partnership, more than 25%
                                            of the general partnership interests
                                            are, as of such date, owned,
                                            controlled or held by John C. Malone
                                            and such ownership interests or
                                            general partnership interests, as
                                            the case may be, owned, controlled
                                            or held by John C. Malone, as of
                                            such date, represent the largest
                                            single percentage of equity or
                                            Ordinary Voting Power or general
                                            partnership interests, as
                                            applicable, owned, controlled or
                                            held by any Person (or any company
                                            or corporation that is a Subsidiary
                                            of such a company or corporation).

Loss: for each Fiscal Year, each item of loss or deduction as determined, recognized and classified for U.S. federal income tax purposes, provided, that: (a) any
                                            Codess.705(a)(2)(B) expenditure will
                                            be included as if it were a
                                            deductible expenditure, (b) any loss
                                            attributable to the taxable
                                            disposition of any Company asset
                                            will be computed by the Company as
                                            if the adjusted basis of such asset
                                            as of the date of the disposition
                                            were equal to the Company's Book
                                            Value with respect to such asset as
                                            of such date, (c) in the event of a
                                            distribution of any Company asset,
                                            whether or not in connection with a
                                            liquidation of the Company, such
                                            event will be a deemed taxable
                                            disposition of such asset
                                            immediately prior to such
                                            distribution and any loss will be
                                            computed and allocated among the
                                            Members as if such property were
                                            actually disposed of for an amount
                                            realized equal to the Fair Market
                                            Value of such asset and as if the
                                            adjusted basis of such asset were
                                            equal to its Book

                                             Value at such time, (d) in the
                                             event the Book Value of any Company
                                             asset is adjusted downward pursuant
                                             to the definition of Book Value,
                                             the amount of such adjustment will
                                             be taken into account as a loss
                                             from the disposition of such asset
                                             and allocated among the Members,
                                             and (e) any deductions for
                                             Depreciation with respect to a
                                             Company asset will be determined as
                                             if the adjusted basis of such asset
                                             were equal to the Book Value of
                                             such asset pursuant to the
                                             methodology described in
                                             Regulations Section
                                             1.704-1(b)(2)(iv)(g)(3).

Management Committee:                       the governing body of the Company
                                            that has the power and authority set
                                            forth in 6.1, comprised of all of
                                            the Managers, as and when acting in
                                            their capacity as the Management
                                            Committee of the Company as provided
                                            in this Agreement.

Manager: an individual appointed to serve on the Management Committee in accordance with 6.2.

Member: a Member as listed on the attached EXHIBIT A, and any other Person subsequently admitted to the Company as an additional or substitute member in accordance with the terms of this Agreement.

Net Income and Net Loss:                    for each Fiscal Year: (a) the excess
                                            of the Income for such period over
                                            the Loss for such period, or (b) the
                                            excess of the Loss for such period
                                            over the Income for such period,
                                            respectively, but Net Income and Net
                                            Loss for a Fiscal Year will be
                                            computed by excluding from such
                                            computation any Income or Loss
                                            specially allocated under 4.2
                                            through 4.6, any nonrecourse
                                            deductions, and any member
                                            nonrecourse deductions.

Net Proceeds:                               the total amount of cash proceeds
                                            received by the Company in
                                            connection with any sale of JCOM
                                            Shares made pursuant to 13.4, less
                                            the amount of any transfer taxes,
                                            stamp duties, stamp duty reserve
                                            taxes and other similar changes or
                                            taxes, and any other costs or
                                            expenses, incurred by the Company in
                                            connection with such a sale,
                                            including without limitation, costs
                                            and expenses incurred by the Company
                                            pursuant to its obligations under
                                            13.4(c).

Non-Purchasing Member:                      as defined in 14.4.

Notice:                                     written notice actually delivered or
                                            deemed delivered under 16.11.

Offer:                                      as defined in 13.4(b)(i).

Offered Units:                              as defined in 13.4(b)(i).

Offeree:                                    as defined in 13.4(b)(i).

Offer Price:                                as defined in 13.4(b)(i).

Operating Agreement Year:                   the one-year period commencing on
                                            the JCOM IPO Date and each one-year
                                            period thereafter.

Ordinary Market Transaction:                any sale of JCOM Shares effected in
                                            an ordinary market transaction
                                            through the JASDAQ without the
                                            payment to any securities
                                            intermediaries such as underwriters
                                            or placement agents of any
                                            commissions or other fees relating
                                            to the solicitation of offers to buy
                                            the JCOM Shares, other than the
                                            payment of a usual and customary
                                            broker's commission to the broker
                                            who executes the order to sell the
                                            JCOM Shares.

Ordinary Voting Power: voting power with respect to the general election of directors (or Persons of a similar position), excluding voting power that arises solely upon the occurrence of a contingency.

Parent: (a) in relation to any Member which is, or is an Affiliate of SC, SC, and (b) in relation to any Member which is, or is an Affiliate of LMI Member, LMINT Holdings; provided, that LMI Member or LMINT Holdings may hereafter, by written notice to the other Member, designate as the Parent of LMI Member for purposes of this Agreement, any LMINT Holdings Affiliate that (i) has a net worth of at least US$500,000,000 at the time of designation, (ii) beneficially owns, directly or indirectly, all of the Units beneficially owned, directly or indirectly, by LMINT Holdings immediately prior to such designation and (iii) agrees to the guarantee set forth in 16.22 for the benefit of the Members other than LMI Member (provided that LMI will also continue to be bound by the guarantee set forth in 16.22).

Participation Right:                        as defined in 14.4.

Percentage Interest:                        in relation to any Member, the
                                            percentage (rounded to three places
                                            after the decimal) equal to (a) the
                                            number of Units held by such Member,
                                            divided by (b) the total number of
                                            Units held by all Members,
                                            calculated at the time of
                                            measurement.

Permitted Transferee:                       as defined in 13.2.

Person: an individual, corporation, partnership, limited liability company, trust, unincorporated organization, association,
                                            Governmental Authority or other
                                            entity.

Principal Shareholders
Agreement:                                  the Principal Shareholders
                                            Agreement, dated as of February 1,
                                            2003, by and among Liberty Media
                                            Corporation, SC, Microsoft
                                            Corporation, LJI, LJII, Liberty
                                            Jupiter, Liberty Jupiter Finance,
                                            Inc., J-COM Finance Co., Ltd., JCOM,
                                            Sumitomo Mitsui Banking Corporation
                                            and Citibank, N.A., Tokyo Branch,
                                            and other financial institutions
                                            identified therein, as amended.

Proceeding:                                 any claim, dispute, demand or
                                            threatened, pending or completed
                                            action, suit or proceeding, whether
                                            formal or informal, and whether
                                            civil, administrative, investigative
                                            or criminal.

Purchasing Member:                          as defined in 14.4.

Registration Rights Agreement:              as defined in 16.23.

Regulations:                                the U.S. Treasury Regulations
                                            (including temporary or proposed
                                            regulations) promulgated under the
                                            Code, as amended from time to time
                                            (including corresponding provisions
                                            of succeeding regulations).

Requesting Member:                          as defined in 10.5(b).

Retained IPO Shares:                        as defined in 3.2(b)(ii).

Sale Period:                                as defined in 13.4(c)(i)(B).

SC:                                         as defined in the preamble.

SC Additional Information:                  as defined in 10.5(b).

SC Assigned Rights and
Obligations:                                as defined in 3.1(b).

SC Member: SC and any Affiliate of SC subsequently admitted to the Company as an additional or substitute Member in accordance with the terms of this Agreement, which collectively will be considered as one Member for purposes of this Agreement.

SC Permitted Number:                        if a positive number (taking into
                                            account any adjustments that have
                                            been made in accordance with this
                                            definition as of
                                            the time of determination), the
                                            number of JCOM Shares obtained by
                                            ***. [THE REDACTED PORTION OF THIS
                                            DEFINITION CONTAINS A FORMULA FOR
                                            CALCULATING THE MAXIMUM NUMBER OF
                                            JCOM SHARES THAT SC MEMBER CAN
                                            REQUEST THE COMPANY TO SELL ON ITS
                                            BEHALF PURSUANT TO SECTION 13.4 OF
                                            THIS AGREEMENT AND LIMITS THE
                                            ABILITY OF SC MEMBER TO UNILATERALLY
                                            CAUSE THE COMPANY TO SELL ENOUGH
                                            JCOM SHARES THAT IT WOULD IMPACT THE
                                            COMPANY'S ABILITY TO CONSOLIDATE
                                            JCOM.].

Selling Member:                             as defined in 13.4(b)(i).

Standard of Care:                           as defined in 9.1.

Subsidiary:                                 with respect to any company, any
                                            other company (a) of which
                                            securities or other ownership
                                            interests representing more than 50%
                                            of the equity or more than 50% of
                                            the Ordinary Voting Power or, in the
                                            case of a partnership, more than 50%
                                            of the general partnership interests
                                            are, as of such date, owned,
                                            controlled or held, by such company,
                                            or (b) which is a Subsidiary of
                                            another Subsidiary of such company.

Tax Matters Partner:                        as defined in 10.9.

Third Party Buyer:                          as defined in 13.4(b)(i).

Third Party Offer:                          as defined in 13.4(b)(i).

TOB Rules:                                  the takeover bid procedures provided
                                            in Chapter 2-2 of the Securities and
                                            Exchange Law of Japan (Law No. 25 of
                                            1948, as amended).

Transfer:                                   a sale, exchange, assignment,
                                            transfer or other disposition of a
                                            Unit (whether voluntary, involuntary
                                            or by operation of law).

Transferee:                                 a Person to whom one or more Units
                                            are Transferred in compliance with
                                            this Agreement.

Transferor:                                 a Person who Transfers one or more
                                            Units in accordance with this
                                            Agreement.

2004 DES Shares:                            as defined in 3.2(b)(i).

2003 DES Shares:                            as defined in 3.2(b)(i).

Unacquired Units:                           as defined in 13.4(c)(i).

Unit: a unit of ownership in the Company, each representing a right, in accordance with the provisions of this Agreement, to participate as a Member in the management of the Company and to receive distributions and allocations of Net Income and Net Losses.

Unit Fair Market Value: for each Unit, the average of the closing prices of a JCOM Share, as reported by the JASDAQ, for the five consecutive trading days ending on the trading day immediately preceding the date as of which Unit Fair Market Value is to be determined.

Withdrawal:                                 the occurrence of an event which
                                            terminates membership in the
                                            Company, as provided in 11.2.

ARTICLE 2: PURPOSES AND POWERS

2.1 PURPOSE. Subject to the provisions of this Agreement, the purpose of the Company is, directly or through Affiliates (a) to own, acquire, hold, sell or otherwise dispose of JCOM Shares and to take all actions incidental to or related to such activities, including actions relating to the exercise of the Company's rights as a holder of JCOM Shares (e.g., voting the JCOM Shares) and any actions to be taken and decisions to be made pursuant to any agreements related to the JCOM Shares; (b) to enter into, amend or terminate any agreements related to the JCOM Shares; and (c) to do any and all other acts or things that may be incidental, advisable or necessary to carry on the business of the Company as contemplated by this Agreement. Unless otherwise agreed to by the written consent of all Members, unless otherwise provided for in this Agreement or unless necessary to satisfy any liabilities of the Company, the Company will not sell or otherwise Transfer any of its JCOM Shares.

2.2 OTHER PURPOSES. The Company may engage in any other business or other activities agreed to with the written consent of all Members, but subject to any restrictions on activities of limited liability companies under the Act.

2.3 POWERS. The Company has all of the powers granted to a limited liability company under the Act, as well as all powers necessary or convenient to achieve its purposes and to further its business that are not expressly prohibited to the Company by applicable law.

ARTICLE 3: CAPITAL OF THE COMPANY

3.1 INITIAL CONTRIBUTIONS/JCOM SHAREHOLDER AGREEMENTS.

(a)   Pursuant to the Contribution Agreement, each initial Member (other than
      LHJ) will assign and transfer to the Company on the Effective Date, the number of JCOM Shares equal to its number of Units as set forth in EXHIBIT B, which will constitute the initial Capital Contribution made by such Member to the Company with respect to its Units. Immediately prior to closing of the Contribution Agreement, LHJ will be the sole member of the Company and the Company will own 591,507 JCOM Shares, which shares constitute the initial Capital Contribution of LHJ with respect to its Units as set forth on EXHIBIT B. The agreed Fair Market Value of such contributions are the amounts set forth in EXHIBIT B under "Initial Capital Account" and such amounts will be credited as of the Effective Date to the applicable Member's Capital Account with respect to such Units and will be deemed to be the amount of such Member's initial Capital Contribution.

(b) SC hereby assigns to the Company effective as of the Effective Date, its rights and obligations under Clauses 4.1, 4.2 and 4.4 of the JCOM Three-Party Shareholders Agreement to the extent such rights and obligations relate to the period after the Effective Date (the "SC Assigned Rights and Obligations") and each of LJI, LJII, Liberty Kanto and Liberty Jupiter hereby assigns to the Company all of its rights and obligations under the JCOM Three-Party Shareholders Agreement to the extent such rights and obligations relate to the period after the Effective Date (the "LMI Assigned Rights and Obligations"). If the Event of Dissolution set forth in 11.1(e) occurs, the Company will promptly re-assign the SC Assigned Rights and Obligations to SC and, unless LMI Member exercises its option under 11.3(b) to continue the Company, will promptly re-assign to LJI, LJII, Liberty Kanto and Liberty Jupiter their respective LMI Assigned Rights and Obligations.

(c) The Members on their own behalf and on behalf of the Company and LMI agree that effective as of the Effective Date and without further action required on any of their behalf, the JCOM Two-Party Shareholders Agreement is terminated and of no further force or effect.

(d) If the event of Dissolution set forth in 11.1(e) occurs, the Members and LMI will enter into a new shareholders agreement with respect to their ownership interests in JCOM on the same substantive terms and conditions as the JCOM Two-Party Shareholders Agreement, taking into account such changes as may be required to reflect the then-current ownership of JCOM Shares by the Members and other factual changes resulting from this Agreement.

3.2 ADDITIONAL CAPITAL CONTRIBUTIONS.

(a)   (i)   The Management Committee will have the right from time to time to make calls for optional additional Capital Contributions in order to enable the Company to purchase additional JCOM Shares pursuant to the exercise of its JCOM Preemptive Rights, if any (each, an "Additional Contribution") by giving Notice to each Member of any such optional capital call (an "Additional Contribution Notice").
            Each Additional Contribution Notice will specify each Member's
            Percentage Interest of such Additional Contribution and the date by which such Additional Contribution must be received by the Company if the Member desires to participate, which date will be a reasonable period of time prior to the date when the Company must exercise its JCOM Preemptive Rights. If the Management Committee makes a call for Additional Contributions, each Member will have the option to contribute all or any portion of its Percentage Interest of such Additional Contributions, which contributions will be in cash. Additional

            Units will be issued to the Members in respect of such Additional Contributions (including Additional Contributions made pursuant to 3.2(a)(ii)) on the basis of one Unit for each JCOM Share acquired with such Member's Additional Contributions; provided, that if application of the foregoing would require the issuance of fractional Units, the Additional Contributions to be made by each Member will be equitably adjusted as determined by the Management Committee so that no fractional Units will be issued. No Member will be required to make an Additional Contribution.

      (ii) If either LMI Member or SC Member does not elect to fund any portion of its Percentage Interest of a call for Additional Contributions made pursuant to 3.2(a)(i), which election will be deemed to have been made by LMI Member or SC Member with respect to any portion of its Percentage Interest of such Additional Contributions that it does not contribute by the date specified in the Additional Contribution Notice, then at any time prior to the exercise by the Company of its JCOM Preemptive Rights to which the Additional Contribution relates, a Member that has elected to fund its entire Percentage Interest of a call for Additional Contributions may elect to increase its Additional Contribution by all or any portion of the amount of the non-contributing Member's share that is not funded by such Member without further Notice to the non-contributing Member.

(b)  (i)    Immediately following the six month anniversary of the JCOM IPO
            Date, SC Member will contribute to the Company the 375,125 JCOM
            Shares that SC acquired on May 16, 2003 pursuant to a debt for equity swap with JCOM (as adjusted, including with respect to type of shares, to take into account any common stock dividend, stock split, reverse stock split, recapitalization, reclassification, conversion, reconstitution, exchange or other transaction affecting all of the JCOM Shares that occurs after the date of this Agreement, the "2003 DES Shares"), together with any dividends or distributions paid, and the right to receive any dividends or distributions declared, in respect of the 2003 DES Shares on or after the Effective Date but prior to the date the Company becomes the holder of record of such shares, in each case other than common stock dividends already included in the 2003 DES Shares. On the later to occur of August 6, 2005 or the six month anniversary of the JCOM IPO
            Date, SC Member will contribute to the Company the 152,505 JCOM
            Shares that SC acquired from JCOM on August 6, 2004 (as adjusted, including with respect to type of shares, to take into account any common stock dividend, stock split, reverse stock split, recapitalization, reclassification, conversion, reconstitution, exchange or other transaction affecting all of the JCOM Shares that occurs after the date of this Agreement, the "2004 DES Shares"), together with any dividends or distributions paid, and the right to receive any dividends or distributions declared, in respect of the 2004 DES Shares on or after the Effective Date but prior to the date the Company becomes the holder of record of such shares, in each case other than common stock dividends already included in the 2004
            DES Shares. In each case, the Company will issue additional Units to SC Member simultaneously upon such contributions on the basis of one
            Unit for each JCOM Share contributed to the

            Company and the issuance of such additional Units will be promptly reflected on the books and records of the Company.

      (ii) In addition to the JCOM Shares to be contributed by SC Member to the Company pursuant to 3.2(b)(i), SC Member has retained 102,921 JCOM Shares (as adjusted, including with respect to type of shares, to take into account any common stock dividend, stock split, reverse stock split, recapitalization, reclassification, conversion, reconstitution, exchange or other transaction affecting all of the JCOM Shares that occurs after the date of this Agreement, the "Retained IPO Shares") ***. If the IPO Price is *** or greater per share, then immediately following the JCOM IPO Date, SC Member will contribute all of the Retained IPO Shares to the Company, together with any dividends or distributions paid, and the right to receive any dividends or distributions declared, in respect of the Retained IPO Shares after the Effective Date but prior to the date the Company becomes the holder of record of such shares, in each case other than common stock dividends already included in the Retained IPO Shares. If the IPO Price is less than *** per share, SC Member will promptly contribute to the Company that number, if any, of Retained IPO Shares that SC Member has not sold to a non-Affiliate within five Business Days of the JCOM IPO Date, together with any dividends or distributions paid, and the right to receive any dividends or distributions declared, in respect of such Retained IPO Shares being contributed after the Effective Date but prior to the date the Company becomes the holder of record of such shares, in each case other than common stock dividends already included in the Retained IPO Shares. In each case, the Company will issue additional Units to SC Member simultaneously upon such contributions on the basis of one Unit for each JCOM Share contributed to the Company and the issuance of such additional Units will be promptly reflected on the books and records of the Company.

      (iii) Any additional JCOM Shares acquired by LMI Member, SC Member or either of their respective Affiliates after the date of this Agreement, including any JCOM Shares acquired pursuant to a debt for equity swap or similar transaction or pursuant to 14.4, will also be contributed by LMI Member or SC Member to the Company within 10 days after the acquisition of such JCOM Shares in exchange for one Unit per JCOM Share contributed to the Company. Notwithstanding the foregoing, LMI Member may require that SC Member hold outside of the Company, that portion of any additional JCOM Shares acquired by SC Member or its Affiliates which, if such portion were contributed by SC Member to the Company, would cause LMI Member's Percentage Interest to be less than 55%. To the extent that any JCOM Shares are held by SC Member or its Affiliates outside of the Company pursuant to this clause (iii), if SC Member or its Affiliates desires to sell any of such JCOM Shares to any Person other than one of its Affiliates, then it will first offer LMI Member a right of first refusal to acquire such JCOM Shares on the terms and conditions set forth in 13.4(b) (read as if all references to Units were instead references to the JCOM Shares that SC Member or its Affiliates desire to sell).

      (iv) Any Member contributing JCOM Shares to the Company pursuant to this 3.2(b) will be deemed to have (1) agreed to all of the covenants in Sections 2(c), 3 and 4 of the Contribution Agreement, and (2) made all of the representations and warranties set forth in Section 6(a) of the Contribution Agreement as of the date of such contribution, as if such provisions applied to the Capital Contributions made pursuant to this 3.2(b) instead of the initial Capital Contribution.

(c) Except as provided in this 3.2 and in 3.10, the Company will not be authorized to issue any additional Units, except upon the written consent of all of its Members.

(d) If the Company desires to purchase any additional JCOM Shares not already provided for above in this 3.2, the Company will purchase such JCOM Shares and issue additional Units in respect thereof in accordance with the procedures set forth in 3.2(a).

3.3 CAPITAL ACCOUNTS. A Capital Account will be maintained for each Member and credited, charged and otherwise adjusted as required by Section 704(b) of the Code and the Section 704(b) Regulations. Each Member as of the Effective Date will make or will be deemed to have made the Capital Contributions giving rise to such Member's Capital Account as set forth in EXHIBIT B. Each Member's Capital Account will thereafter be:

(a) credited with: (i) the amount of money contributed by a Member to the capital of the Company as an Additional Contribution, (ii) the Fair Market Value of property contributed by the Member as an Additional Contribution (net of liabilities that the Company assumes or takes property subject to), (iii) the Member's allocable share of Income and Net Income and (iv) all other items properly credited to the Capital Account;

(b) charged with: (i) the amount of money distributed to the Member by the Company, (ii) the Fair Market Value of property distributed to the Member by the Company (net of liabilities that the Member assumes or takes subject to), (iii) the Member's allocable share of Losses and Net Losses and (iv) all other items properly charged to Capital Account; and

(c)   otherwise adjusted as required by the Section 704(b) Regulations.

Any unrealized appreciation or Depreciation with respect to any asset distributed in-kind will be allocated among the Members in accordance with the provisions of Article 4 as though such asset had been sold for its Fair Market Value on the date of Distribution, and the Members' Capital Accounts will be adjusted to reflect both the deemed realization of such appreciation or Depreciation and the Distribution of such property.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of the Capital Accounts are intended to comply with the Section 704(b) Regulations and will be interpreted and applied in a manner consistent with such Regulations and any amendment or successor provision thereto. The Management Committee also will make any appropriate modifications if unanticipated events might otherwise cause this Agreement not to comply with the Regulations, so long as such changes would not cause a material change in the relative economic benefits of the Members under this Agreement.

3.4 LOANS BY MEMBERS.

(a) With the consent of the Management Committee, any Member or an Affiliate of a Member may loan money to, act as surety for, or transact other business with the Company provided that any and all transactions between a Member or any of its Affiliates and the Company will be conducted on an arm's length basis and, subject to other applicable law, will have the same rights and obligations with respect thereto as a person who is not a Member, but no such transaction will be deemed to constitute a Capital Contribution to the Company and will not increase the Capital Account of any person engaging in any such transaction.

(b) The Members will minimize the operating expenses of the Company. Without limiting the generality of the foregoing, the Company will not pay any salary or other remuneration to any Manager, Authorized Representative or Member and the Company will not have any officers or employees. Any fees (including, without limitation fees and expenses of attorneys, financial accountants and brokers) arising out of, or incurred in connection with, a sale or purchase of, JCOM Shares by the Company, will be borne by each Member in proportion to the number of JCOM Shares sold or purchased on behalf of such Member. If the Management Committee determines that funds are needed for operating expenses, the Members will loan the necessary funds to the Company in proportion to their respective Percentage Interests or will pay such operating expenses directly in proportion to their respective Percentage Interests; provided, that if a Member defaults in its obligation to loan or pay its Percentage Interest of any operating expenses, the other Member may loan the defaulting Member's share of such expenses to the Company, in which case the defaulting Member will be deemed to have guaranteed the repayment by the Company of such amount, or pay the defaulting Member's share directly, in which case the defaulting Member will be obligated to reimburse the other Member for such amount.

3.5 TRANSFER. If any Units are Transferred in accordance with this Agreement, the Capital Account of the Transferor that is attributable to the Transferred Units will carry over to the Transferee.

3.6 ADJUSTMENTS. The Members intend to comply with the Section 704(b) Regulations in all respects, and the Management Committee is authorized and directed to adjust the Capital Accounts of the Members to the full extent that the Section 704(b) Regulations may apply (including, without limitation, applying the concepts of qualified income offsets and minimum gain chargebacks). To this end, the Management Committee may make any Capital Account adjustment that it determines to be necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet (as computed for book purposes); as long as such adjustments are consistent with the underlying economic arrangement of the Members and are based, wherever practicable, on U.S. federal tax accounting principles.

3.7 MARKET VALUE ADJUSTMENTS. The Management Committee is authorized and directed to make appropriate Capital Account adjustments upon any Transfer of a Unit, including those that apply upon the constructive Liquidation of the Company under Section 708(b) of the Code, all in accordance with the Section 704(b) Regulations. Similarly, if optional basis adjustments are made under
Section 734 or Section 743 of the Code, the Management Committee is authorized to make appropriate Capital Account adjustments as required by the Section 704(b) Regulations.

3.8 NO WITHDRAWAL OF CAPITAL. Except as specifically provided in this Agreement, no Member will be entitled to withdraw all or any part of such Person's Capital Account or Capital Contribution from the Company prior to the Company's Dissolution and Liquidation, or, when such withdrawal of capital is permitted, to demand a distribution of property other than money or as otherwise provided in this Agreement.

3.9 NO INTEREST ON CAPITAL. No Member will be entitled to receive interest on such Person's Capital Account or Capital Contribution.

3.10 ADJUSTMENT TO NUMBER OF UNITS OUTSTANDING. It is the intent of the Members that the number of Units outstanding at any given time be equal to the number of JCOM Shares held by the Company at such time. Therefore, if after the Effective Date, (a) JCOM effects any common stock dividend, stock split, or reverse stock split of JCOM Shares, or (b) the JCOM Shares are recapitalized, reclassified or exchanged for other securities (including securities of another entity) on any basis other than one for one (collectively, an "Adjustment Transaction"), then the Management Committee will cause the number of outstanding Units to be appropriately and equitably adjusted on a pro rata basis among the Members so that the number of Units outstanding immediately following the Adjustment Transaction will be equal to the number of JCOM Shares held by the Company immediately following the Adjustment Transaction. In addition, if the number of JCOM Shares contributed by the Members to the Company on the Effective Date is adjusted pursuant to the Contribution Agreement after the date of this Agreement (a "Contribution Adjustment"), the number of Units to be issued to the Members on the Effective Date will also be adjusted to equal the number of JCOM Shares so contributed. Each time an Adjustment Transaction occurs or if a Contribution Adjustment occurs, the Company will attach a revised EXHIBIT B to this Agreement reflecting the number of Units held by each Member immediately following the Adjustment Transaction and will send a copy thereof to all Members.

ARTICLE 4: ALLOCATION OF NET INCOME AND NET LOSSES

4.1 ALLOCATION OF NET INCOME AND NET LOSS.(a) Except as provided in 4.2 through 4.6, the Company's Net Income or Net Loss, as the case may be, and each item of income, loss and deduction entering into the computation thereof, for each Fiscal Year will be allocated to the Members in proportion to their Percentage Interests.

4.2 QUALIFIED INCOME OFFSET. Notwithstanding any other provision of this Agreement to the contrary, this Agreement includes a "qualified income offset" as defined in the Regulations under Section 704 of the Code.

4.3 LIMIT ON LOSS ALLOCATIONS. Notwithstanding the provisions of 4.1, or any other provision of this Agreement to the contrary, Net Loss (or items thereof) will not be allocated to a Member if such allocation would cause or increase such Member's Adjusted Capital Account Deficit and will be reallocated to the other Members, subject to the limitations of this 4.3.

4.4 COMPLIANCE WITH CODE. The foregoing provisions of this Agreement relating to the allocation of Net Income and Net Loss are intended to comply with Regulations under Section 704(b) of the Code and will be interpreted and applied in a manner consistent with such Regulations.

4.5 TAX ALLOCATIONS -- Section 704(c). In accordance with Section 704(c) of the Code and the related Regulations, income, gain, loss and deduction with respect to any property contributed to the capital of the Company, solely for tax purposes, will be allocated among the Members so as to take account of any variation between the adjusted basis to the Company of the property for U.S. federal income tax purposes and the initial Book Value of the property. If the Book Value of any Company asset is adjusted as described in the definition of Book Value, subsequent allocations of income, gain, loss and deduction with respect to that asset will take account of any variation between the adjusted basis of the asset for U.S. federal income tax purposes and its Book Value in the same manner as under Section 704(c) and the related Regulations. Any elections or other decisions relating to allocations under this 4.5 will be made in any manner that the Management Committee determines reasonably reflects the purpose and intention of this Agreement. Allocations under this 4.5 are solely for purposes of U.S. federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Income, Loss, Net Income, Net Loss or other items or distributions under any provision of this Agreement.

4.6 ALLOCATION ON TRANSFER. If any interest in the Company is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any Fiscal Year, the Company will allocate Net Income or Net Loss or items thereof to the Persons who were the holders of such interest during such Fiscal Year in proportion to the number of days that each such holder was recognized as the owner of such interest during such Fiscal Year or, if the Members agree otherwise, in any other proportion permitted by the Code and in accordance with this Agreement, but in any event without regard to the results of Company operations during the period in which each such holder was recognized as the owner of such interest during such Fiscal Year, and without regard to the date, amount or recipient of any distributions which may have been made with respect to such interest.

ARTICLE 5: DISTRIBUTIONS

5.1 DISTRIBUTIONS GENERALLY. No Distributions will be made by the Company to its Members unless approved by the Management Committee, except for (a) Distributions incident to the Company's redemption of Unacquired Units as provided for in 13.4 (which do not require any further approvals), (b) Distributions incident to the Company's Liquidation and Dissolution (which will be governed by Article 12), and (c) Distributions made in connection with a reorganization of the Company pursuant to 14.3 (which do not require further approvals once the Distributions are approved pursuant to 14.3). Except for Distributions provided in (a), (b) or (c) above which will be governed by the specified Sections, any Distributions so approved will be applied, in the following order and priority:

      (i) First, to the retirement of any debt the Company owes to Members or their Affiliates (according to the relative priority of repayment of such loans and pro rata among loans of equal priority if the amount available for repayment is insufficient for payment in full); and

      (ii) Thereafter, to the Members pro rata in proportion to their Percentage Interests.

5.2 PAYMENT. All Distributions will be made to Members owning Units on the date of record, such date being the Business Day immediately preceding the date of Distribution, as reflected on the books of the Company. Distributions in-kind may be made with the unanimous written consent of the Members. If in-kind Distributions are made, the assets distributed will be deemed to have been sold immediately preceding the date of Distribution for a purchase price equal to their Fair Market Value, and the Net Income or Net Loss arising from such deemed sale will be allocated to the Members in accordance with Article 4 and credited to their Capital Accounts in accordance with Article 3.

5.3 WITHHOLDING. If required by the Code or by state, local or foreign law, the Company will withhold any required amount from Distributions to a Member for payment to the appropriate taxing authority. Any amount so withheld from a Member will be treated as a Distribution by the Company to such Member. Each Member agrees to file timely any agreement that is required by any taxing authority in order to avoid any withholding obligation that would otherwise be imposed on the Company.

5.4 DISTRIBUTION LIMITATION. Notwithstanding any other provision of this Agreement, the Company will not make any Distribution to the Members if, after the Distribution, the liabilities of the Company (other than liabilities to Members on account of their Units) would exceed the Fair Market Value of the Company's assets, as initially determined by the Management Committee.

      (a) If the Management Committee determines on a less-than unanimous basis that a Distribution otherwise required to be made pursuant to this Agreement can not be made because of the operation of this 5.4, SC Member may elect to require an independent determination of whether the liabilities of the Company (other than liabilities to Members on account of their Units) would exceed the Fair Market Value of the Company's assets after the Distribution in question, such election to be made by sending Notice to LMI Member within five Business Days following the Management Committee's determination. If such election is made by SC Member, each of LMI Member and SC Member will retain within ten Business Days following SC Member's election, an internationally recognized investment bank to determine whether the liabilities of the Company (other than liabilities to Members on account of their Units) would exceed the Fair Market Value of the Company if the Distribution in question were made, it being agreed that the Fair Market Value of any assets that are JCOM Shares will be the Unit Fair Market Value for this purpose.

      (b) Each investment banker will be instructed to determine the net valuation of the Company (Fair Market Value of the Company's assets minus its liabilities, other than liabilities to Members on account of their Units) and to deliver a copy of its net valuation to each of

            LMI Member and SC Member. The average of the two net valuations will be deemed to be the net valuation, unless the amount by which the higher net valuation exceeds the lower net valuation is greater than 10% of the lower net valuation, in which event the investment bankers will jointly select a third investment bank within ten Business Days following delivery of the last of their net valuations, to determine the net valuation of the Company and the net valuation will be deemed to be equal to the average of the third net valuation and the other net valuation closest to it. If either Member fails to retain an internationally recognized investment banker within the required time period, the net valuation of the investment banker retained by the other Member will control for purposes of determining whether a Distribution can be made in accordance with this 5.4. The valuation process will in no event last more than 45 days. Each of SC Member and LMI Member will be responsible for its own fees and expenses related to the valuation process, and any fees and expenses related to a third valuation will be borne one half by SC Member and one half by LMI Member. The Company and the Members will provide all information reasonably requested in connection with the determination of the net valuation of the Company. With respect to any property subject to a liability for which the recourse of creditors is limited to the specific property, such property will be included in assets only to the extent the property's Fair Market Value, as determined in accordance with the foregoing, exceeds its associated liability, and such liability will be excluded from the Company's liabilities.

ARTICLE 6: MANAGEMENT

6.1 MANAGEMENT. Management of the Company will be vested exclusively in the Management Committee. Except as otherwise provided in this Agreement: (a) the Management Committee has complete and unrestricted power and authority to manage the business, properties and activities of the Company in its sole and exclusive discretion, (b) no Person dealing with the Company will be required to inquire into the authority of the Management Committee (or any designee of the Management Committee) to take any action or make any decision, (c) notwithstanding any powers granted to members of a limited liability company under the Act, no Member will take part in the operations, management or control of the Company's business, transact any business in the Company's name, or have the power to sign documents for or otherwise bind the Company except for such actions that are specifically authorized by the Management Committee or as otherwise provided by this Agreement, and (d) the Management Committee has the rights, authority and powers of a "manager" under the Act with respect to the Company business and assets as provided in the Act as in effect on the Effective Date. Without limiting the foregoing, the Management Committee has all of the responsibilities and authority of the board of directors of a Delaware business corporation, subject to the express provisions of this Agreement; provided, that the reference to Delaware business corporations is not intended and will not be construed to subject the Company to any restriction or limitation or to subject the Managers to any duty or liability applicable to Delaware corporations or their directors that is not otherwise applicable to a Delaware limited liability company or its managers or agents.

6.2 MANAGEMENT COMMITTEE COMPOSITION; APPOINTMENT AND REMOVAL OF MANAGERS. The Management Committee will consist of two Managers, with LMI Member having the sole right to appoint and remove one Manager, and SC Member having the sole right to appoint and remove one Manager. Neither LMI Member nor SC Member may appoint as a Manager, any

Person who serves on the board of directors or comparable governing body of a Japanese Broadband Operator that competes with JCOM. The Manager appointed by LMI Member will serve as the Chairman of the Management Committee (the "Chairman"). The name of the initial Manager appointed by LMI Member (and Chairman) will be Bernie Dvorak and the name of the initial Manager appointed by SC Member will be Hiroyuki Yamazaki. Each Manager is entitled to appoint an alternate to serve in his or her absence at any meeting of the Management Committee. Each Manager will serve on the Management Committee until his or her resignation or removal by the Member that appointed such Manager. Either Member may, at any time, remove a Manager appointed by such Member and appoint a substitute Manager by delivering Notice of such removal and appointment to the other Member. Any vacancy on the Management Committee resulting from the death, disability or resignation of a Manager will be filled by the Member that appointed such Manager. The Management Committee will permit any individuals designated by any Member to be observers at any meetings of the Management Committee. The Management Committee may also permit individuals to meet apart from the Management Committee to discuss issues affecting the Company and to make recommendations to the Management Committee with respect to such issues; provided, that any such group formed by the Management Committee will not have any decision-making power. Any such group will be comprised of at least one individual designated by LMI Member and one individual designated by SC Member. For the avoidance of doubt, the Management Committee will not have the power to appoint sub-committees having the power to exercise any authority on the Management Committee's behalf.

6.3 MANAGEMENT COMMITTEE DECISIONS. All decisions with respect to the Company will be made by the Management Committee using the procedures specified in this Section. The Manager appointed by LMI Member pursuant to 6.2 will have one vote with respect to any Management Committee decision, and the Manager appointed by SC Member pursuant to 6.2 will have one vote with respect to any Management Committee decision. It is the intent of LMI Member and SC Member that they will enjoy the same management style as they have historically exercised with respect to their JCOM Shares, namely, that they will use commercially reasonable best efforts to cause the Manager appointed by each of them pursuant to 6.2 to reach agreement on all decisions to be made by the Management Committee on behalf of the Company. During the period from the Effective Date through the date that falls immediately prior to the Casting Vote Effective Date, all decisions with respect to the Company, including any decision that is listed in Sections 2.1.1 through 2.1.15 of the JCOM Two-Party Shareholders Agreement with respect to which the Company has voting rights as a shareholder of the Company, will require unanimous agreement among the Members. From and after the Casting Vote Effective Date, however, if the Manager appointed by LMI Member and the Manager appointed by SC Member cannot reach agreement on any decision to be made by the Management Committee, the Chairman will be entitled to a second or casting vote in order to break the deadlock, which vote will control and be the decision of the Management Committee.

6.4 AUTHORIZED REPRESENTATIVES. The Company will not have any officers, except that the Chairman and his or her designees and any other person hereafter designated by the Management Committee ("Authorized Representatives") are authorized to act on behalf of the Company and the Management Committee on specified matters that have been approved by the Management Committee (e.g. the voting of JCOM Shares held by the Company).

6.5 JCOM GOVERNANCE.

(a) The Management Committee will cause the Company in its capacity as a shareholder of JCOM to vote the Company's JCOM Shares in favor of, and to take all other actions within its power to cause: (a) the election to the JCOM Board of Directors of three non-executive directors designated by LMI Member and three non-executive directors designated by SC Member (in each case who need not be Japanese nationals or resident in Japan), (b) the removal of a non-executive JCOM director designated by LMI Member or SC Member at the request of the designating Member and the election of a substitute JCOM director designated by such Member and (c) the filling of any vacancy on the JCOM Board of Directors resulting from the death, disability or resignation of a non-executive JCOM director designated by LMI Member or SC Member with a non-executive director designated by the Member that originally designated such non-executive director. All members of the JCOM Board of Directors will be nominated and elected in accordance with the Japanese Commercial Code.

(b) SC Member agrees to indemnify, defend and hold the Company harmless from and against, any claim by Microsoft Corporation or MS Holdings V, Inc. or their Affiliates that any non-executive JCOM director designated by SC Member pursuant to this 6.5 voted in its capacity as a director of JCOM in a manner that caused the Company or its Affiliates to violate Clause 4.6 of the JCOM Three-Party Shareholders Agreement. LMI Member agrees to indemnify, defend and hold the Company harmless from and against, any claim by Microsoft Corporation or MS Holdings V, Inc. or their Affiliates that any non-executive JCOM director designated by LMI Member pursuant to this 6.5 voted in its capacity as a director of JCOM in a manner that caused the Company or its Affiliates to violate Clause 4.6 of the JCOM Three-Party Shareholders Agreement.

(c) Until the Casting Vote Effective Date, the Members agree that JCOM may not take any action of the type described in Sections 2.1.1 through 2.1.15 of the JCOM Two-Party Shareholders Agreement without the approval of at least one JCOM director designated or nominated by LMI Member and one JCOM director designated or nominated by SC Member. Until the JCOM IPO Date, the Members agree that JCOM may not take action of the type described in
      Section 2.1.1 of the JCOM Two-Party Shareholders Agreement without the approval of at least one JCOM director designated or nominated by LMI Member and one JCOM director designated or nominated by SC Member.

ARTICLE 7: PROCEDURAL REQUIREMENTS -- MEETINGS OF MEMBERS AND
THE MANAGEMENT COMMITTEE

7.1 MANAGEMENT COMMITTEE MEETINGS. The Management Committee will meet from time to time at the request of any Manager, such meetings to be conducted in the English language. All meetings of the Management Committee will be presided over by the Chairman or, in his or her absence, an alternate Manager appointed prior to the meeting by the Chairman. Any individual appointed to serve as an alternate in the absence of a Manager will have all of the same rights and powers of the appointing Manager at such meeting, including in the case of an individual appointed by LMI Member, the right to a second or casting vote under
6.3 from and after the Casting Vote Effective Date (except as otherwise provided in 6.5(c)).

7.2 MEMBER VOTING RIGHTS; MEMBER MEETINGS. The vote of the Members will not be required with respect to any action to be taken by the Company except as specifically set forth in this Agreement. Meetings of the Members will be held at such times, if any, as the Management Committee reasonably determines and sets forth in the Notice of meeting.

7.3 PLACE. The Management Committee may designate any place as the place of meeting for any meeting of the Members or the Management Committee. If no designation is made, the place of meeting will be the Company's principal place of business.

7.4 NOTICE. Notice of any Management Committee or Members meeting must be given not fewer than five days and not more than 30 days before the date of the meeting. Such Notice must state the place, day and hour of the meeting and the purpose for which the meeting is called. Each Notice will be accompanied by a written agenda (in Japanese and English) specifying the business of such meeting and will include dial-in instructions for any Manager or Member desiring to participate in such meeting by telephone rather than in person (provided that such five day period may be shortened with the consent of all Managers or Members, as applicable).

7.5 WAIVER OF NOTICE. Any Member or Manager may waive, in writing, any Notice required to be given to such Member or such Manager, whether before or after the time stated in such Notice. Any Member or Manager who signs minutes of action (or written consent or agreement) will be deemed to have waived any required Notice with respect to such action.

7.6 RECORD DATE. For the purpose of determining Members entitled to Notice of or to vote at any meeting of Members, the date on which Notice of the meeting is first given will be the record date for the determination of Members. Any such determination of Members entitled to vote at any meeting of Members will apply to any adjournment of a meeting.

7.7 QUORUM; MANNER OF ACTING.

(a) A quorum at any meeting of Members will consist of all Members (which Members may be in attendance in person, by proxy, by telephone or by video conference). Except as otherwise provided in this Agreement, if a quorum is present at any meeting of the Members, the affirmative vote of Members holding a majority of the Percentage Interests present at such meeting will be the act of the Members.

(b) A quorum at any meeting of the Management Committee will consist of both Managers (which Managers may be in attendance in person, by proxy, by telephone or video conference). In the event that the appropriate number and/or composition of Managers necessary for a quorum of the Management Committee is not satisfied on a first call of a meeting as prescribed in this 7.7(b), including as a result of one Member not having a validly appointed Manager at such time, the meeting will be reconvened on the day that is two Business Days thereafter (which may be shortened by the written consent of all Managers on the Management Committee). In the event that, on a second call of such meeting, the appropriate number and/or composition of Managers necessary for a quorum is not satisfied, including as a result of one Member not having a validly appointed Manager at such time, the meeting will be reconvened on the date that is two Business

      Days thereafter (which may be shortened by the written consent of all Managers on the Management Committee); provided that, at the third call of such meeting, the absence of any Manager not in attendance on both previous calls of the meeting, including as a result of one Member not having a validly appointed Manager at such time, will not prevent the transaction of business at any such meeting, and the vote of the Manager in attendance at such meeting will be the decision of the Management Committee with respect to all matters voted upon at the meeting for purposes of 6.3. Notice of any such reconvened meeting will be given to all Managers not in attendance at the prior inquorate meeting or to any Member that does not have a validly appointed Manager at such time.

7.8 PROXIES. At any meeting of Members or the Management Committee, a Member or a Manager may vote in person or by written proxy given to another Member or Manager. Such proxy must be signed by the Member or Manager, or by a duly authorized attorney-in-fact, and must be filed with the Company before or at the time of the meeting. No proxy will be valid after eleven months from the date of its signing unless otherwise provided in the proxy. Attendance at the meeting by the Member or Manager giving the proxy will revoke the proxy during the period of attendance.

7.9 MEETINGS BY TELEPHONE OR VIDEO. The Members and the Managers may participate in a meeting by means of conference telephone or video or similar communications equipment by which all Members or Managers participating in the meeting can hear each other at the same time. Such participation will constitute presence in person at the meeting and waiver of any required Notice. The Company will take all reasonable steps to ensure that Members and Managers are able to participate by telephone or video conference in meetings of Members and meetings of the Management Committee, respectively.

7.10 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of Members or Managers may be taken without a meeting if, and will be effective when, the action is evidenced by one or more written consents describing the action taken, signed by all Members, or in the case of Managers, signed by at least one Manager appointed by LMI Member and at least one Manager appointed by SC Member.

7.11 MINUTES OF MEETINGS. Minutes of each Management Committee or Members meeting will be prepared in both Japanese and English and will be promptly distributed by the Company to each Member.

ARTICLE 8: LIABILITY OF MEMBERS AND MANAGERS

8.1 LIMITED LIABILITY. Except as otherwise provided in the Act, the debts, obligations and liabilities of the Company (whether arising in contract, tort or otherwise) will be solely the debts, obligations and liabilities of the Company, and neither the Managers, any Authorized Representative nor any Member of the Company (including any Person who formerly held such status) is liable or will be obligated personally for any such debt, obligation or liability of the Company solely by reason of such status. No individual trustee, officer, director, manager, employee, or agent of any Member, in its individual capacity as such, will have any personal liability for the performance of any obligation of such Member under this Agreement.

8.2 CAPITAL CONTRIBUTION. Each Member is liable to the Company for any Capital Contribution or Distribution that has been wrongfully or erroneously returned or made to such Member in violation of the Act, the Certificate or this Agreement.

8.3 CAPITAL RETURN. Any Member who has received the return of all or any part of such Member's Capital Contribution will have no liability to return such Distribution to the Company after the expiration of three years from the date of such Distribution unless Notice of an obligation to return is given to such Person within such three-year period; provided that if such return of capital has occurred without violation of the Act, the Certificate or this Agreement, the three-year obligation to return capital will apply only to the extent necessary to discharge the Company's liability to its creditors who reasonably relied on such obligation in extending credit prior to such return of capital.

8.4 RELIANCE. Any Member and the Managers will be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements by: (a) any of the Company's other Members, employees or committees, or (b) any other Person who has been selected with reasonable care as to matters such Member reasonably believes are within such other person's professional or expert competence. Matters as to which such reliance may be made include the value and amount of assets, liabilities, Income and Losses of the Company, as well as other facts pertinent to the existence and amount of assets from which distributions to Members might properly be made.

ARTICLE 9: EXCULPATION AND INDEMNIFICATION OF MANAGERS AND AUTHORIZED REPRESENTATIVES

9.1 STANDARD OF CARE. The only fiduciary duty owed by the Managers to the Company and its Members is to discharge their duties as Managers in good faith, in such manner as they reasonably believe to be in the best interests of the Company, consistent with the Delaware corporate director fiduciary duty of care, not to engage in willful misconduct or gross negligence in the discharge of such duties and not to breach the express terms of this Agreement or any express directive of the Management Committee (the "Standard of Care"). The Managers do not have any other express or implied fiduciary duties to the Company or its Members. Notwithstanding the foregoing, the Managers owe no fiduciary duty of any nature to any Limited Owner or to any Transferee that is not admitted as a Member.

9.2 EXCULPATION. The Managers will not be liable to the Company or to any Member or Transferee for any losses, damages, expenses or liabilities arising out of or related to any act or omission of the Managers to the extent that, in such act or omission, such Manager has not breached the Standard of Care. The liability of Authorized Representatives to the Company or to any Member is akin to the liability, if any, of officers of a Delaware corporation.

9.3 INDEMNIFICATION. The Company will indemnify, defend and hold harmless each of the Managers and any Authorized Representatives of the Company (collectively, the "Indemnified Persons") from and against any and each loss, damage, expense (including, without limitation, fees and expenses of attorneys and other advisors and any court costs incurred by any Indemnified Person) or liability incurred in any Proceeding to which any Indemnified Person is made a party because such Person was a Manager or Authorized Representative and by reason of any act or omission with respect to the business or affairs of the Company performed or omitted to be performed in good faith, not in breach of the express terms of this Agreement or any express directive of the Management Committee and reasonably believed by the Indemnified Person to be in or not opposed to the best interests of the Company.

9.4 EXPENSE ADVANCEMENT. With respect to the reasonable expenses incurred by an Indemnified Person when such Indemnified Person is a party to a Proceeding, the Company will provide funds to such Indemnified Person in advance of the final disposition of the Proceeding if: (a) such Indemnified Person furnishes the Company with such Person's written affirmation of a good faith belief that it is entitled to indemnification under the standards set forth in this Article, and
(b) such Indemnified Person agrees in writing to repay the advance if it is determined by the Management Committee that such Indemnified Person was not entitled to indemnification under the standards set forth in this Article. If the decision of the Management Committee regarding whether an Indemnified Person is entitled to indemnification under the standards set forth in this Article is not unanimous, the Manager that voted against such indemnification will have the option, exercisable by written notice to the other Manager within 10 Business Days following the decision of the Management Committee, to elect that such dispute be resolved in accordance with Article 15. If the parties are unable to resolve the dispute pursuant to 15.1 and the dispute is resolved by arbitration, the decision of the arbitrators regarding whether the Indemnified Person is entitled to indemnification under the standards set forth in this Article will control over the decision of the Management Committee.

9.5 INSURANCE. The indemnification provisions of this Article do not limit any Indemnified Person's right to recover under any insurance policy maintained by the Company. If, with respect to any loss, damage, expense or liability described in 9.3, any Manager or Authorized Representative receives an insurance policy indemnification payment, which, together with any indemnification payment made by the Company, exceeds the amount of such loss, damage, expense or liability, then such Manager or Authorized Representative will immediately repay such excess to the Company.

9.6 INDEMNIFICATION OF OTHERS. The Management Committee may cause the Company to indemnify and advance expenses to any Member, officer, employee or agent of the Company to the same extent (or to a greater or lesser extent than) the Company is obligated to indemnify and advance expenses to any Manager or Authorized Representative.

9.7 RIGHTS NOT EXCLUSIVE. The rights accruing to each Person entitled to indemnification under this Article 9 will not exclude any other right to which such Person may be lawfully entitled.

ARTICLE 10: ACCOUNTING AND REPORTING

10.1 FISCAL YEAR. For income tax and accounting purposes, the fiscal year of the Company will be the calendar year.

10.2 TAX ACCOUNTING METHOD. For income tax purposes, the Company will use the accrual method of accounting (unless otherwise required by the Code). The Tax Matters Partner will have the authority to adopt all other accounting methods for tax purposes.

10.3 TAX CLASSIFICATION AND ELECTIONS. Notwithstanding any other provision of this Agreement, no Member or employee of the Company may take any action (including, but not limited to, the filing of a U.S. Treasury Form 8832 Entity Classification Election) which would cause the Company to be characterized as an entity other than a partnership for U.S. federal income tax purposes without the consent of LMI Member.

10.4 RETURNS. The Company will use reasonable efforts to cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code, as well as all other tax returns required in each jurisdiction in which the Company does business.

10.5 REPORTS; ANNUAL FINANCIAL STATEMENTS; REGULATORY REPORTING OBLIGATIONS.

(a) The Company will prepare or will cause the preparation of reasonably detailed unaudited quarterly and annual financial statements consisting of balance sheets and statements of income (but not cash flows) for the Company, reflecting JCOM's financial results and prepared on a historical basis in accordance with GAAP (excluding footnotes). The Company will furnish to the Members unaudited (a) quarterly statements within 60 days after the end of each calendar quarter and (b) annual statements within 120 days after the end of each calendar year. Upon SC Member's request, such financial statements will also be prepared on a Japanese yen basis, but still in accordance with GAAP. The Company will permit SC Member's auditors or auditors appointed by SC Member in cooperation with the Company's and JCOM's auditors to perform audit procedures with respect to the financial statements of the Company and JCOM as of and for the periods ending March 31 and September 30 of each year.

(b) SC Member and LMI Member agree to use Commercially Reasonable Efforts to cause JCOM to produce within the time frames requested by LMI Member from time to time, such JCOM financial statements and other financial information prepared in accordance with GAAP as LMI may require (the "LMI Requested Financial Information"), as reasonably determined by LMI, to enable it to consolidate JCOM's results of operations with LMI's results of operations for purposes of U.S. financial accounting reporting rules and regulations and to meet on a timely basis, LMI's reporting or other obligations under applicable law, the rules and regulations promulgated thereunder and interpretations thereof by the applicable regulatory authority or its staff, including, without limitation, the U.S. Securities Act of 1933 and the U.S. Securities Act of 1934. SC Member and LMI Member agree to use Commercially Reasonable Efforts to cause JCOM to provide such LMI Requested Financial Information to each of LMI and SC within 10 to 13 days of each fiscal year or quarter end, as applicable, or such shorter time period as may be required by LMI pursuant to the preceding sentence. Following receipt by SC and LMI of such LMI Requested Financial Information for any fiscal year or quarter, LMI Member and SC Member agree to use Commercially Reasonable Efforts to cause JCOM to produce, within the time frames requested by SC and its auditors, such audit work papers, clearance reports and other related information (the "SC Additional Information") as SC's auditors determine is necessary for SC to include JCOM's results of operations into SC's results of operations using the equity accounting method. SC Member and LMI Member also agree to use Commercially Reasonable Efforts to cause JCOM, within the time frames requested by SC Member or LMI Member from time to time, to take such action or to produce such other information, statements and reports, as may be required by applicable stock exchange or stock associations rules or by applicable law, the rules and regulations promulgated thereunder or interpretations thereof by the applicable regulatory authority or its staff, as reasonably determined by LMI Member or SC Member, as the case may be, to timely meet its or its Affiliates' disclosure, reporting or other obligations under the rules of any stock exchange or stock association on which its shares are listed and under any applicable law and the rules and regulations promulgated thereunder or interpretations thereof by the applicable regulatory authority or its staff, including, without limitation, the U.S. Securities Act of 1933, the U.S. Securities Act of 1934 and the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, neither Member shall be required to use Commercially Reasonable Efforts to cause JCOM to produce any information or take any action at the request of the other Member (the "Requesting Member") that would be reasonably likely to constitute a violation by JCOM, SC Member or LMI Member of applicable Japanese law based on an opinion, which may be a reasoned or qualified opinion, of Japanese counsel reasonably acceptable to the Requesting Member. Notwithstanding anything to the contrary herein, any requests that SC Member desires to make pursuant to this 10.5(b) will first be given to LMI Member by SC Member and LMI Member will then promptly initiate any such requests with JCOM, except for any requests for SC Additional Information, which may be made by SC Member or its auditors to JCOM or its auditors directly, with a copy of any such request to be delivered to LMI Member.

10.6  BOOKS AND RECORDS.

(a) The following books and records of the Company will be kept at its principal office: (i) a current list of the full name and last known business, residence or mailing address of each Member, (ii) the original of the Certificate and of this Agreement, as amended (as well as any signed powers of attorney pursuant to which any such document was executed), (iii) a copy of the Company's U.S. federal, state and local income tax returns and reports, and annual financial statements of the Company, for the ten most recent years, and (iv) minutes, or minutes of action or written consent, of every meeting of the Members and the Management Committee.

(b) The Company will keep at the Company's principal office separate books of account for the Company which will show a true and accurate record of all costs and expenses incurred, all credits made and received, and all income derived in connection with the operation of the Company in accordance with GAAP consistently applied as to the Company's financial position and results of operations.

(c) Each Member will have the right, at any time with reasonable Notice to the Managers and the Company and at such Member's sole expense, to examine, copy and audit the Company's books and records during normal business hours.

(d) All books, records (including bills and invoices), reports and returns of the Company required by this Article will be maintained in a commercially reasonable manner as reasonably determined by the Management Committee.

10.7 INFORMATION. Each Member has the right, from time to time and upon reasonable demand for any purpose reasonably related to such Member's ownership of Units, to obtain from the Company: (a) a current list of the full name and last known business, residence or mailing address of each Member, (b) a copy of the Certificate and of this Agreement, as amended (as well as any signed powers of attorney pursuant to which any such document was executed), (c) a copy of the Company's U.S. federal, state and local income tax returns and reports and annual financial statements of the Company, for the ten most recent years, (d) minutes, or minutes of action or written consent, of every meeting of the Members and the Management Committee, (e) true and full information regarding the amount of money and a description and statement of the agreed value of any other property or services contributed or to be contributed by each Member, and the date on which each became a Member, (f) true and full information regarding the status of the business and financial condition of the Company, (g) copies of any materials that JCOM distributes to the Company that were not also received by any JCOM director designated by such Member pursuant to 6.5, or as the Company may otherwise reasonably request from JCOM upon the reasonable request of a Member and (h) other information regarding the affairs of the Company as is just and reasonable. Any demand by a Member under this 10.7 must be by Notice to the Company, and must state the purpose of the demand. Any inspection or copying of the Company's books and records under this 10.7 will be during normal business hours, and at the expense of the Member making the demand.

10.8 BANKING. The Management Committee will cause to be established and maintained one or more bank or financial or security accounts and safe deposit boxes for the Company. Without limiting the foregoing, within six months following the JCOM IPO Date, the Company will open a non-resident bank account in Japan and will maintain such account for so long as SC Member has the ability to request a redemption of Units pursuant to 13.4, in each case provided that such bank account can be opened and maintained without the Company having an address in Japan and without the necessity of having a Japanese resident be signatory on such account. The Management Committee may authorize one or more individuals to sign checks on and withdraw funds from such bank or financial accounts and to have access to such safe deposit boxes, and may place such limitations and restrictions on such authority as the Management Committee deems advisable.

10.9 TAX MATTERS PARTNER. Until further action by the Company, LJI is designated as the tax matters partner under Section 6231(a)(7) of the Code ("Tax Matters Partner"). The Tax Matters Partner will be responsible for notifying all Members of ongoing proceedings, both administrative and judicial, and will represent the Company throughout any such proceeding. The Members will furnish the Tax Matters Partner with such information as it may reasonably request to provide the Internal Revenue Service with sufficient information to allow proper notice to the Members. If an administrative proceeding with respect to a partnership item under the Code has begun, and the Tax Matters Partner so requests, each Member will notify the Tax Matters Partner of its treatment of any partnership item on its U.S. federal income tax return, if any, which is inconsistent with the treatment of that item on the partnership return for the Company. Any settlement agreement with the Internal Revenue Service will be binding upon the Members only as provided in the Code. The Tax Matters Partner will not bind any other Member to any extension of the statute of limitations or to a settlement agreement without such Member's written consent. Any Member who enters into a settlement agreement with respect to any partnership item will notify the other Members and the Management Committee of such settlement agreement and its terms within 30 days from the date of settlement. If the Tax Matters Partner does not file a petition for readjustment of the partnership items in the Tax Court, U.S. federal District Court or Claims Court within the 90-day period following a notice of a final partnership administrative adjustment, any notice partner or 5-percent group (as such terms are defined in the Code) may institute such action within the following 60 days. The Tax Matters Partner will timely notify the other Members in writing of its decision. Any notice partner or 5-percent group will notify any other Member and the Management Committee of its filing of any petition for readjustment.

10.10 NO PARTNERSHIP. The classification of the Company as a partnership will apply only for U.S. federal (and, as appropriate, state, local and foreign) income tax purposes. This characterization, solely for tax purposes, does not create or imply a general partnership between the Members for state law or any other purpose. Instead, the Members acknowledge the status of the Company as a limited liability company formed under the Act, and the Members elect pass-through treatment for tax accounting purposes. All duties and obligations of the Members to each other are expressly set forth in this Agreement. Without limiting the foregoing, the Members do not owe to each other or to the Company the duties that a general partner owes to a partnership and its other partners nor do the Managers or the Authorized Representatives owe such duties to each other, the Company or its Members, it being acknowledged that the duties owed by the Managers and the Authorized Representatives to each other and the Company are as set forth in Article 9. The Members do not have any express or implied fiduciary duties to the Company or each other except the fiduciary duties, if any, that shareholders in a Delaware corporation might have to each other or the corporation.

ARTICLE 11: DISSOLUTION

11.1 DISSOLUTION. Dissolution of the Company will occur upon the earliest to occur of any of the following events:

(a)   the unanimous vote of the Members to dissolve the Company;

(b) an event of Withdrawal (as defined in 11.2) of a Member and the election of the remaining Members to dissolve in accordance with 11.3;

(c) without limiting SC Member's obligations under 14.2, at such time as LMI is not able to, or LMI Member provides SC Member with Notice that LMI no longer desires to, consolidate the financial results of JCOM with LMI for purposes of applicable U.S. financial reporting rules and regulations;

(d)   the entry of a decree of judicial dissolution under the Act;

(e) the nonoccurrence of the Casting Vote Effective Date on or before March 31, 2005;

(f)   the five year anniversary of the Casting Vote Effective Date;

(g) any of LJI, LJII, LHJ, Liberty Japan or Liberty Kanto while a Member, ceases to be an Affiliate of its Parent;

(h) such time as the sum of the number of Units and JCOM Shares owned directly by SC Member and its Affiliates who are subject to 14.4 exceeds the sum of the number of Units and JCOM Shares owned directly by LMI Member and its Affiliates, provided that SC Member is not in breach of its obligations hereunder; or

(i) if either LMI Member or SC Member has materially breached a material provision of this Agreement and such breach has not been cured within 30 days after receipt of a Notice from the non-breaching Member providing reasonable detail concerning the nature of the breach, then upon the election of the non-breaching Member;

provided that, with respect to an event of Dissolution pursuant to clauses (c) or (f) above, the Members will, no later than 60 days prior to such date of Dissolution, discuss whether to extend and amend the terms of this Agreement.

11.2 EVENTS OF WITHDRAWAL. An event of Withdrawal of a Member occurs when any of the following occurs:

(a) with respect to any Member, upon the Transfer of all of such Member's Units (which may only be done as otherwise permitted under this Agreement and which Transfer is treated as a resignation);

(b) with respect to any Member, upon the voluntary withdrawal, retirement or resignation of the Member by Notice to the Company;

(c) with respect to any Member that is a corporation, upon filing of articles of dissolution of the corporation;

(d) with respect to any Member that is a partnership, a limited liability company or a similar entity, upon dissolution and liquidation of such entity (but not solely by reason of a technical termination under Section 708(b)(1)(B) of the Code); or

(e)   with respect to any Member, the Bankruptcy of the Member.

Within 10 days following the happening of any event of Withdrawal with respect to a Member, such Member must give Notice of the date and the nature of such event to the Company.

11.3  CONTINUATION.

(a) In the event of Withdrawal of a Member, the Company will be continued unless the remaining Members (including the Permitted Transferee of a withdrawing Member, if applicable) unanimously elect to dissolve. If the Company is so continued, any Member as to which an event of Withdrawal specified in 11.2(b) through 11.2(e) has occurred, or such Member's Transferee or other successor-in-interest (as the case may be) if a Member has made a Transfer in violation of this Agreement and such Transfer is found not to be null and void, will, without further act, become a "Limited Owner" of its own Units or the Units of the withdrawn Member. A Limited Owner has no right: (i) to participate or interfere in the management or administration of the Company's business or affairs, including by virtue of appointment of one or more Managers, (ii) to vote or agree on any matter affecting the Company or any Member, (iii) to require any information on account of Company transactions or (iv) except as provided in the next succeeding sentence, to inspect the Company's books and records. The only rights of a Limited Owner are: (x) to obtain the information specified in 10.7 if it executes a confidentiality agreement (in form and substance satisfactory to the Board) concerning such information if not already bound by 10.7, (y) to receive the allocations and Distributions to which the Units of the Limited Owner are entitled and
      (z) to receive all necessary tax reporting information. Neither the Company, the Managers nor the Members will owe any fiduciary duty of any nature to a Limited Owner. However, each Limited Owner will be subject to all of the obligations, restrictions and other terms contained in this Agreement as if it were a Member.

(b) Upon the occurrence of any event of Dissolution, LMI Member will have the option to continue the Company, as long as it first makes all liquidating Distributions to SC Member that it would have been required to make under
      Article 12 if the Company had completely wound up its affairs and liquidated. Any such Distribution to SC Member will be made in complete redemption of all Units then owned by SC Member.

ARTICLE 12: LIQUIDATION

12.1 LIQUIDATION. Subject to 11.3(b), upon Dissolution of the Company, the Company will immediately proceed to wind up its affairs and liquidate pursuant to this 12.1. The Management Committee or, if the Management Committee fails to act, any Person appointed by Members owning a majority of Units held by all Members other than the Members whose Manager-appointees failed to act, will act as the liquidating trustee. The winding up and Liquidation of the Company will be accomplished in a businesslike manner as determined by the liquidating trustee. A reasonable time will be allowed for the orderly Liquidation of the Company and the discharge of liabilities to creditors so as to enable the Company to minimize any losses attendant upon Liquidation. Any gain or loss on disposition of any Company assets in Liquidation will be allocated to Members in accordance with Article 4. Any liquidating trustee is entitled to reasonable compensation for services actually performed, and may contract for such assistance in the liquidating process as such Person deems necessary or desirable. Until the filing of a certificate of cancellation under 12.7, and without affecting the liability of the Members and without imposing liability on the liquidating trustee, the liquidating trustee may settle and close the Company's business, prosecute and defend suits, dispose of its property, discharge or make provision for its liabilities, and make Distributions in accordance with the priorities set forth in this Article.

12.2 TAX TERMINATION. In addition to termination of the Company following its Dissolution, a termination of the Company will occur, for U.S. federal income tax purposes only, on the date the Company is terminated under Section 708(b)(1) of the Code. Under current law, events causing such a termination include the sale or exchange of 50% or more of the total interest in the capital and profits of the Company within a twelve-month period. Upon the occurrence of a termination under Section 708(b)(1) of the Code, the Company will be deemed to contribute all of its assets and liabilities to a new partnership for tax purposes in exchange for an interest in such partnership and, immediately thereafter, to distribute interests in the new partnership to the Members in complete liquidation of the Company. All adjustments and computations will be made under this

Agreement as if the constructive transactions had actually occurred, and the Capital Accounts of the Members in such new tax partnership will be determined and maintained in accordance with the Section 704(b) Regulations.

12.3 PRIORITY OF PAYMENT. The assets of the Company will be distributed in Liquidation in the following order:

(a) First, to creditors by the payment or provision for payment of the debts and liabilities of the Company (other than any loans or advances that may have been made by any Member or any Affiliate of a Member) and the expenses of Liquidation;

(b) Second, to the setting up of any reserves that are reasonably necessary for any contingent, conditional or unmatured liabilities or obligations of the Company;

(c) Third, to the repayment of any loans or advances to the Company that were made by any Member or any Affiliate of a Member (according to the relative priority of repayment of such loans and proportionally among loans of equal priority if the amount available for repayment is insufficient for payment in full); and

(d)   Fourth, to the Members pro rata in proportion to their Percentage
      Interests.

12.4 LIQUIDATING DISTRIBUTIONS. Liquidating Distributions due to the Members will be made by selling the assets of the Company and distributing the net proceeds. Notwithstanding the preceding sentence, unless otherwise agreed by the Members, liquidating Distributions will be made to the extent possible by distributing the assets of the Company in-kind to the Members in proportion to the amounts distributable to them pursuant to 12.3, valuing such assets at their Fair Market Value (net of liabilities secured by such property that the Member takes subject to or assumes), as reasonably agreed by the Members, on the date of Distribution. If the Members are unable to agree on net Fair Market Value within 30 days following an event of Dissolution, each Member will retain within 45 days following an event of Dissolution, an internationally recognized investment bank to determine net Fair Market Value in accordance with the valuation process specified in 5.4(b); provided, that if the assets to be distributed are JCOM Shares, Fair Market Value will be the Unit Fair Market Value and provided that if either Member fails to retain an internationally recognized investment bank within the required time period, net Fair Market Value as determined by the investment banker retained by the other Member will control for purposes of this 12.4. In connection with any in-kind Distributions, the assets distributed will be deemed to have been sold immediately preceding the date of Distribution for a purchase price equal to their Fair Market Value, and the Net Income or Net Loss arising from such deemed sale will be allocated to the Members in accordance with Article 4 and credited to their Capital Accounts in accordance with Article 3. Each Member (the "Assuming Member") agrees to save and hold harmless the other Member from any and all liabilities that are taken subject to or assumed by the Assuming Member. Appropriate and customary prorations and adjustments will be made incident to any Distribution in-kind. Each Member will look solely to the assets of the Company for the return of its Capital Contributions, and if the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return such contributions, such Member will have no recourse against the other Member. The Members acknowledge that 12.3 may establish Distribution priorities on Liquidation different from those set forth in the Act, as in effect at the time of any Distribution; and, in such event, it is the Members' intention that the provisions of 12.3 will control, to the extent possible. If any in-kind liquidating Distributions of JCOM Shares are to be made, the Members will use Commercially Reasonable Efforts to complete the liquidating Distributions in such a manner so that the TOB Rules do not apply to the Distributions.

12.5 NO RESTORATION OBLIGATION. Except as otherwise specifically provided in this Agreement, nothing contained in this Agreement imposes on any Member an obligation to make an Additional Contribution in order to restore a deficit Capital Account upon Liquidation of the Company.

12.6 LIQUIDATING REPORTS. A report will be submitted with each liquidating Distribution to Members made pursuant to 12.3 and 12.4, showing the collections, disbursements and distributions during the period, which is subsequent to any previous report. A final report, showing cumulative collections, disbursements and distributions, will be submitted upon completion of the Liquidation process.

12.7 CERTIFICATE OF CANCELLATION. Upon Dissolution of the Company and the completion of the winding up of its business, the Company will file a certificate of cancellation (to cancel the Certificate) with the Delaware Secretary of State pursuant to the Act. At such time, the Company will also file an application for withdrawal of its certificate of authority in any jurisdiction where it is then qualified to do business.

ARTICLE 13: TRANSFER RESTRICTIONS

13.1 GENERAL RESTRICTION. No Person may Transfer all or any part of such Person's Units in any manner whatsoever except: (a) a Transfer to a Permitted Transferee as specified in 13.2; or (b) as provided in 13.4, but in any case with respect to a Transfer described in either (a) or (b), only if the requirements of 13.3 have also been satisfied. Any other Transfer of Units is null and void, and of no effect. Any Member who makes a Transfer of all of its Units in accordance with the requirements of this Agreement will cease to be a Member on the date of such Transfer and will cease on such date to have any rights or future obligations as a Member pursuant to this Agreement; provided that such Member will not be released from any obligations or liabilities that arose prior to the date of Transfer or, in the case of SC Member, from any obligations or liabilities pursuant to 13.3(e). Any Member who makes a Transfer of part (but not all) of such Person's Units will continue as a Member (with respect to the interest retained), and such partial Transfer will not constitute an event of Withdrawal of such Member. The rights and obligations of any Transferee of a Unit will be governed by the other provisions of this Agreement.

13.2 PERMITTED TRANSFEREE. Subject to the requirements set forth in 13.3, a Person may Transfer all or any part of such Person's Units to any Affiliate of the Person (each, a "Permitted Transferee").

13.3 GENERAL CONDITIONS ON TRANSFERS. Except to the extent that one or more of such conditions is waived by the Management Committee, no Transfer of a Unit will be effective unless all of the conditions set forth below are satisfied:

(a) The Transferor delivers to the Company (i) an opinion of counsel for the Transferor reasonably satisfactory in form and substance to the Company to the effect that, assuming the accuracy of the statement of the Transferee described in (ii) below, the Transfer of the Units as proposed does not violate requirements for registration under applicable U.S. federal and state securities laws; provided that the requirement of an opinion of counsel will be waived in circumstances where it is not reasonably necessary, and (ii) a statement of the Transferee in form and substance reasonably satisfactory to the Company making appropriate representations and warranties with respect to compliance with the applicable U.S. federal and state securities laws and as to any other matter reasonably required by the Company;

(b) The Transferor signs and delivers to the Company a copy of the assignment of the Units to the Transferee (substantially in the form of the attached EXHIBIT C);

(c) Unless the Transferee is already a Member, the Transferee signs and delivers to the Company an agreement (substantially in the form of the attached EXHIBIT C) to be bound by this Agreement;

(d)   The Transfer is in compliance with the other provisions of this Article;
      and

(e) In the case of any Transfer by SC to an Affiliate, except as the parties may other reasonably agree, SC signs and delivers to LMI Member an agreement pursuant to which SC agrees for the benefit of LMI Member that it will cause the Transferee to perform its obligations under this Agreement and guarantees to LMI Member (as a primary obligor and not as a surety only) the performance by the Transferee or any Affiliate of SC to which the Transferee may hereafter Transfer Units, of all SC Member's obligations from time to time in force under the terms of this Agreement for so long as any of them is a Member. Notwithstanding the foregoing, SC's obligations under any guarantee delivered pursuant to this paragraph will terminate with respect to an SC Member at such time that the Member ceases to be an Affiliate of SC pursuant to a transaction permitted by this Agreement.

(f) In the case of any Transfer by LJ, LJII, LHJ, Liberty Kanto or Liberty Jupiter to an Affiliate, except as the parties may other reasonably agree, LMI signs and delivers to SC Member an agreement pursuant to which LMI agrees for the benefit of SC Member that it will cause the Transferee to perform its obligations under this Agreement and guarantees to SC Member (as a primary obligor and not as a surety only) the performance by the Transferee or any Affiliate of LMI to which the Transferee may hereafter Transfer Units, of all LMI Member's obligations from time to time in force under the terms of this Agreement for so long as any of them is a Member. Notwithstanding the foregoing, LMI's obligations under any guarantee delivered pursuant to this paragraph will terminate with respect to an LMI Member at such time that the Member ceases to be an Affiliate of LMI pursuant to a transaction permitted by this Agreement.

13.4  TRANSFER OR REDEMPTION OF UNITS.

(a) The provisions of this 13.4 do not apply to any Transfer of Units that is otherwise permitted under 13.2. In accordance with the procedures set forth in this 13.4, after the JCOM IPO Date, LMI Member or SC Member may Transfer to the other Member or have the Company redeem, as applicable, all or any part of its Units (subject in all cases to the limits on the number of Units eligible for redemption set forth in 13.4(c)); provided, that the procedures set forth in this 13.4 for the Transfer or redemption of Units will not be initiated by either LMI Member or SC Member (i) more frequently than once in any rolling 90 day period, or (ii) with respect to a Transfer or redemption of Units with a Unit Fair Market Value of less than(Y)1 billion, measured as of the date the Offer is made.

(b)   (i)   If LMI Member or SC Member (a "Selling Member") desires to have the Company redeem all or any portion of its Units (the "Offered
            Units"), it will first submit a written offer (the "Offer") to sell to the other Member (the "Offeree") the Offered Units. If the
            Selling Member has received a bona fide written offer from any Person other than an Affiliate of such Selling Member (a "Third
            Party Buyer") to purchase for cash a number of JCOM Shares equal to the number of Offered Units (a "Third Party Offer"), then the purchase price per Offered Unit (the "Offer Price") for the Offer will be the purchase price per JCOM Share offered by the Third Party
            Buyer, which will be payable in cash. If the Selling Member has not received a Third Party Offer, then the Offer Price per Offered Unit will be the Unit Fair Market Value as of the date on which the Offer is made, which will be payable in cash. The Offer will be accompanied by a copy of any Third Party Offer if applicable and will set forth in reasonable detail (i) the aggregate number of Offered Units, (ii) the Offer Price, and if applicable, (iii) the identity of the Third Party Buyer and the name of its ultimate parent company and controlling shareholders, if any, and the amount of the Third Party Offer.

      (ii) If the Offeree desires to accept the entire Offer, or if there is not a Third Party Offer, any portion thereof, the Offeree will notify the Selling Member in writing of its intention to acquire all of the Offered Units if there is a Third Party Offer or the number of such Offered Units it desires to acquire if there is not a Third Party Offer (in either case, the "Acquired Units"), such Notice to be delivered within five Business Days after the Offer is made (or if no Notice is given within such five Business Day period, the Offeree will be deemed to have rejected the Offer in full). The closing of such purchase and sale of Acquired Units will occur at such time and will be subject to such conditions as are set forth in
            13.5. The Offeree may assign its rights to acquire the Offered Units under this 13.4(b) to any of its Affiliates. If the closing of the purchase and sale of the Acquired Units does not occur pursuant to
            13.5 due to a breach by the Offeree of any of its covenants, representations or warranties that are a condition to the consummation of such purchase, without limiting any rights hereunder or any remedies provided at law, in equity or otherwise, the Offer will be considered to have been rejected and the Selling Member may cause JCOM Shares to be sold and Units to be redeemed in accordance with the applicable provision set forth in 13.4(c). If the closing of the purchase and sale of the Acquired Units does not occur pursuant to
            13.5 for any reason other than as set forth in the immediately preceding sentence, then all of the Acquired Units will once again be subject to all of the provisions of this 13.4. Following the acquisition of Acquired Units by a Member pursuant to this 13.4(b), such Member may thereafter require the Company to redeem such Units as Unacquired Units pursuant to 13.4(c) without first offering such Units to the other Member pursuant to 13.4(b).

(c)   (i)   If the Offer is not accepted in full pursuant to 13.4(b)(ii)
            (with the difference between the Offered Units and the Acquired
            Units being referred to as the "Unacquired Units"), then:

            (A) If the Unacquired Units were the subject of a Third Party Offer, then in accordance with the terms and conditions of the Third Party Offer as set forth in the Offer and in accordance with 13.5, the Company will (1) if the Selling Member is LMI Member, sell to the Third Party Buyer a number of JCOM Shares no greater than the number of Unacquired Units, (2) if the Selling Member is SC Member, sell to the Third Party Buyer a number of JCOM Shares no greater than the lesser of (x) the number of Unacquired Units, (y) the SC Permitted Number less the aggregate number of Units that SC Member (including all predecessor SC Members) has sold to LMI Member pursuant to 13.4(b) and less the aggregate number of JCOM Shares that SC Member (including all predecessor SC Members) has caused the Company to sell under 13.4(c), in each case from the JCOM IPO Date through but not including the date of sale of JCOM Shares to the Third Party Buyer, and (z) the number obtained by subtracting the aggregate number of JCOM Shares that SC Member (including all predecessor SC Members) has caused the Company to sell under 13.4(c) within the Operating Agreement Year in which the sale of JCOM Shares to the Third Party Buyer will occur from the number that equals one-third of the SC Permitted Number, and (3) in each case, distribute the Net Proceeds of the sale of the JCOM Shares and any cash or stock dividends or other distributions the Company has received on such JCOM Shares that have not previously been distributed to the Members and that are not otherwise included in the definition of JCOM Shares, to the Selling Member, first in retirement of any debt the Company owes to such Selling Member and next in redemption of a number of its Unacquired Units equal to the number of JCOM Shares sold; or

            (B) If the Unacquired Units were not the subject of a Third Party Offer, then for a period of 30 days after the Offer was not accepted in full pursuant to 13.4(b)(ii) (the "Sale Period"), the Selling Member may cause the Company to (1) if the Selling Member is LMI Member, sell a number of JCOM Shares no greater than the aggregate number of Unacquired Units in Ordinary Market Transactions effected at such times during the Sale Period as LMI Member may reasonably request, (2) if the Selling Member is SC Member, sell a number of JCOM Shares, in Ordinary Market

                  Transactions effected at such times during the Sale Period as SC Member may reasonably request, no greater than the lesser of (x) the number of Unacquired Units, (y) the SC Permitted Number less the aggregate number of Units that SC Member (including all predecessor SC Members) has sold to LMI Member pursuant to 13.4(b) and less the aggregate number of JCOM Shares that SC Member (including all predecessor SC Members) has caused the Company to sell under 13.4(c), in each case from the JCOM IPO Date until the commencement of the Sale Period, and (z) the number obtained by subtracting the number of JCOM Shares that SC Member (including all predecessor SC Members) has caused the Company to sell under 13.4(c) within the Operating Agreement Year in which the Sale Period commences from the number that equals one-third of the SC Permitted Number and, (3) in each case, at such time and subject to such conditions as are set forth in 13.5, the Company will distribute the Net Proceeds of the sales of the JCOM Shares and any cash or stock dividends or other distributions the Company has received on such JCOM Shares that have not previously been distributed to the Members and that are not otherwise included in the definition of JCOM Shares, to the Selling Member first in retirement of any debt the Company owes to such Selling Member and next in redemption of a number of its Unacquired Units equal to the number of JCOM Shares sold.

      (ii) The redemption of the Selling Member's Unacquired Units pursuant to 13.4(c) will be the only means for a Selling Member to Transfer the Unacquired Units and the Selling Member may not otherwise Transfer all or any part of the Unacquired Units in any other manner whatsoever except as permitted by 13.2.

      (iii) To the extent that (A) the closing of the purchase and sale of JCOM Shares to a Third Party Buyer pursuant to 13.4(c)(i)(A) does not occur due to a breach by the Third Party Buyer of any of its covenants, representations or warranties that are a condition to the consummation of such purchase, (B) prevailing market conditions prevent the Company from completing any sales of JCOM Shares requested by the Selling Member pursuant to 13.4(c)(i)(B) during the Sale Period, (C) any Unacquired Units are not redeemed due to the limitations on the number of Unacquired Units that may be redeemed that are set forth in 13.4(c)(i)(A) or (B), or (D) any redemption provided for in this 13.4(c) does not occur for any other reason, then in each case any Unacquired Units that are not redeemed by the Company will remain subject to the provisions of this 13.4.

13.5 PROCEDURES FOR TRANSFER OR REDEMPTION OF UNITS. Any purchase and sale of Acquired Units to an Offeree pursuant to 13.4(b), any sale of JCOM Shares by the Company pursuant to 13.4(c) and any redemption of Unacquired Units pursuant to 13.4(c) will be subject to the following terms and conditions:

(a) In the case of a purchase and sale of Acquired Units or the redemption of any Unacquired Units, the Selling Member will be deemed to have represented and warranted that: (i) the Offeree or the Company, as applicable, will receive good and valid title to the Acquired

      Units free and clear of all Liens of any nature whatsoever; and (ii) all of such Units can be purchased and sold or redeemed, as applicable, without any notice to, or consent, approval, order or authorization of, or declaration or filing with, any other Person other than those already obtained and except for any required Governmental Approvals. In the case of a purchase and sale of JCOM Shares to a Third Party Buyer, the Company will make the following representations and warranties if requested by the Third Party Buyer: (A) the Third Party Buyer will receive good and valid title to such JCOM Shares free and clear of all Liens of any nature whatsoever; and (B) all of such JCOM Shares can be purchased and sold without any notice to, or consent, approval, order or authorization of, or declaration or filing with, any other Person other than those already obtained and except for any required Governmental Approvals. The Selling Member will use Commercially Reasonable Efforts to require the Third Party Buyer to accept any additional representations, warranties or covenants with respect to the sale of the JCOM Shares directly from the Selling Member and not from the Company. In any case, the Selling Member will indemnify, defend and hold the Company harmless from and against any and all losses, damages, expenses or liabilities incurred by the Company and arising out of the sale of JCOM Shares by the Company at the request of the Selling Member, including claims made pursuant to any purchase agreement between the Company and a Third Party Buyer.

(b) The closing of any purchase and sale of Acquired Units or JCOM Shares or any redemption of Unacquired Units will be subject to the satisfaction of the following conditions, it being agreed that the parties will use Commercially Reasonable Efforts to cause such conditions to be met: (i) the applicable parties will have made all necessary filings and taken all actions that are required to be made or taken by them to comply with the TOB Rules; (ii) all consents, notices, approvals, including Governmental Approvals expressly required with respect to the transactions to be consummated at such closing will have been obtained; and (iii) there will be no preliminary or permanent injunction or other order by any court of competent jurisdiction restricting, preventing or prohibiting the consummation of the transactions to be consummated at such closing.

(c) Unless otherwise agreed by the applicable parties, the closing of any purchase and sale of Acquired Units, any sale of JCOM Shares to a Third Party Buyer or any redemption of Unacquired Units will take place at the principal executive offices of the Company or at such other place as the Management Committee may decide, at 10:00 a.m. local time on a Business Day selected by the Offeree in the case of a purchase and sale and selected by the Company in the case of a redemption, provided that such closing will occur as promptly as practicable, and in any event, (i) with respect to a purchase and sale of Acquired Units, within five Business Days after the Offeree's acceptance of the Offer, (ii) with respect to a redemption following a sale of JCOM Shares to a Third Party Buyer pursuant to 13.4(c)(i)(A), within five Business Days following the closing of the sale to the Third Party Buyer, (iii) with respect to a redemption following sales of JCOM Shares in Ordinary Market Transactions pursuant to 13.4(c)(i)(B), within five Business Days after the end of the Sale Period, and (iv) with respect to any sale of JCOM Shares to a Third Party Buyer pursuant to 13.4(c)(i)(A), within 60 days after the Offeree has rejected the Offer with respect to the Unacquired Units, subject in each case to extension for up to 90 days to the extent required to satisfy all of the conditions set forth in 13.5(b).

(d) Unless the applicable parties agree otherwise, the purchase price on any purchase and sale of Acquired Units, the purchase price on any sale of JCOM Shares to a Third Party Buyer and the redemption price for any cash redemption of Unacquired Units will be payable in Japanese yen by wire transfer of same day funds to an account at a bank designated by the applicable party, such designation to be made no less than five Business Days prior to the applicable closing; provided that, if SC Member is the Selling Member, in order to facilitate SC Member's prompt receipt of payment, any Third Party Buyer will be instructed by the Company to remit the payment to the Company's bank account in Japan if the Company has such an account.

(e) In the case of any purchase and sale of Acquired Units, the conditions set forth in 13.3 must also be satisfied. In addition, at the reasonable request of the Company, the Selling Member will cause the requirements of 13.3(a) to be satisfied with respect to the Company as Transferor of JCOM Shares by delivering to the Company an opinion of counsel meeting the requirements of 13.3(a)(i) and a statement of the Transferee meeting the requirements of 13.3(a)(ii), in each case with respect to the Transfer of JCOM Shares rather than Units.

13.6 RIGHTS OF TRANSFEREES. Any Transferee acquiring Units in compliance with this Agreement will become a Member automatically on the effective date of the Transfer.

13.7 SECURITY INTEREST. The Company will not pledge or grant a security interest, Lien or other encumbrance in or against all or any part of the JCOM Shares or any other assets of the Company and no Member will pledge or grant a security interest, Lien or other encumbrance in or against all or any part of such Member's Units, except as contemplated under the Principal Shareholders Agreement.

ARTICLE 14: COVENANTS

14.1 CONFIDENTIALITY. Each Member agrees not to disclose (except to its officers, directors, managers, employees, representatives, advisors, agents and Affiliates) or to permit any Person Controlled by it to disclose, and will use its reasonable best efforts to ensure that its officers, directors, managers, employees, representatives, advisors, agents and Affiliates do not disclose or permit disclosure of, any Company Confidential Information to any third party. For purposes of this 14.1, "Company Confidential Information" means the terms of this Agreement and all knowledge, information or materials relating to the Company which a Member obtains by reason of being a Member in the Company. Notwithstanding the foregoing, a Member may disclose Company Confidential
Information:

(a)   as authorized in writing by the other Member;

(b) as required by any applicable law, stock exchange rule or by any subpoena or similar legal process; provided that, if a Member is so required to disclose Company Confidential Information, such Member, to the extent not legally prohibited from doing so, will promptly provide the other Member Notice of such requirement so that the other Member may, if it desired, seek a protective order or other appropriate remedy, and the Member required to make such disclosure of Company Confidential Information will reasonably cooperate with the Member seeking such protective order or other remedy. If such protective order or other remedy is not sought (or, if sought, is not obtained), the Member required to make such disclosure of Company Confidential Information will furnish only that portion of the relevant Company Confidential Information which it is advised by such Member's counsel is legally required and will exercise reasonable efforts to obtain that confidential treatment will be accorded to such Company Confidential Information;

(c) if such Company Confidential Information is required to be disclosed by order, request or guidance of any Governmental Authority, stock exchange or stock association;

(d) if such Company Confidential Information was known by the disclosing Member prior to becoming a Member of the Company;

(e)   if such Company Confidential Information is in the public domain;

(f) if such Company Confidential Information is obtained from a third party in circumstances not involving a breach of the terms of this 14.1; or

(g) to any bona fide prospective purchaser of the equity interests in or assets of the disclosing Member, provided that such purchaser agrees to be bound by the provisions of this 14.1.

The nondisclosure obligation contained in this 14.1 will be binding upon each Member for so long as it holds any Units and for a period of three years thereafter.

14.2 CONSOLIDATION COOPERATION. If at any time prior to a Dissolution, LMI is not able to, but still desires to, consolidate the financial results of JCOM with LMI for purposes of applicable U.S. financial reporting rules and regulations, then upon request by LMI Member, LMI Member and SC Member will use Commercially Reasonable Efforts to negotiate amendments to this Agreement and to any other agreements relating to JCOM or negotiate new agreements relating to such matters to permit continued consolidation by LMI.

14.3 FORM OF THE COMPANY. The Members acknowledge that SC Member has determined that as of the date of this Agreement, a Delaware limited liability company is not entitled to pass-through treatment under Japanese tax laws and based on Japanese tax laws in place as of the date of this Agreement, SC Member would be subject to Japanese withholding taxes on its share of any dividends that the Company receives from JCOM. Accordingly, the Members agree that if JCOM hereafter intends to begin paying dividends to its shareholders at a time when a Delaware limited liability company continues, in SC Member's reasonable judgment, to be ineligible for pass-through treatment under Japanese tax laws, then SC Member may propose that the Company be reorganized as a different type of entity and the parties will negotiate in good faith to effect such reorganization if (a) the form of proposed entity is treated as a pass-through entity for both U.S. and Japanese tax purposes and (b) such reorganization would not have an adverse tax or other effect on LMI Member (other than imposing on LMI Member up to a 20% withholding tax on its pro rata share of dividends paid by JCOM to the Company) or its rights and obligations with respect to the Company and the management of the Company, including any adverse effect on LMI's ability to consolidate the financial results of JCOM with LMI for purposes of applicable U.S. financial reporting rules and regulations. If the Company is reorganized as described above, the Members will use reasonable commercial efforts to (x) negotiate governing documents for the new entity that contain the same rights and obligations of the Members that are set forth in this Agreement, modified only as necessary to reflect the new form of entity, and (y) to complete the reorganization in such a manner so that the TOB Rules do not apply to the reorganization.

14.4 PARTICIPATION RIGHT. After the JCOM IPO, if LMI Member, SC Member or an Affiliate of LMI Member or SC Member desires to acquire JCOM Shares through an Ordinary Market Transaction or from JCOM or any Person other than an Affiliate of such Member, the Member that desires to acquire JCOM Shares or whose Affiliate desires to acquire JCOM Shares (the "Purchasing Member") must first give prompt written notice to the other Member (the "Non-Purchasing Member") offering the Non-Purchasing Member the right (a "Participation Right") to purchase a percentage, not to exceed its Percentage Interest, of the total number of additional JCOM Shares that the Purchasing Member or its Affiliate proposes to acquire on the same terms and conditions. The Notice will specify in reasonable detail (a) the number of JCOM Shares proposed to be acquired, (b) the proposed purchase price per JCOM Share or, with respect to JCOM Shares proposed to be acquired through Ordinary Market Transactions, the maximum price at which shares will be acquired, (c) with respect to JCOM Shares to be acquired through Ordinary Market Transactions, the time period over which such shares will be acquired, (d) except with respect to JCOM Shares to be acquired through Ordinary Market Transactions, the identity of the Person from whom the Purchasing Member or its Affiliate intends to acquire the JCOM Shares and the name of its ultimate parent company and controlling shareholder(s), if any, and (e) any other material terms and conditions of the proposed transaction. If the Non-Purchasing Member desires to accept all or any portion of its Participation Right, the Non-Purchasing Member will notify the Purchasing Member in writing of its intention to acquire all or a portion of its Percentage Interest of the JCOM Shares, such Notice to be given to the Purchasing Member within 20 Business Days following the Non-Purchasing Member's receipt of Notice of its Participation Right with respect to the acquisition of JCOM Shares in Ordinary Market Transactions or any other acquisition of JCOM Shares and which will constitute the Non-Purchasing Member's agreement to acquire such JCOM Shares on the terms specified in the Notice (including in the case of Ordinary Market Transactions, to acquire such JCOM Shares from time to time during the period specified in the Notice given by the Purchasing Member) and to be bound by the terms and conditions of such purchase. If any consideration other than cash is to be paid by the Purchasing Member or its Affiliate in exchange for the JCOM Shares to be acquired, the Purchasing Member will take all necessary actions to permit the Non-Purchasing Member to be able to use cash to exercise its Participation Right, with the value of any non-cash consideration to be paid by the Purchasing Member to be valued at its Fair Market Value, as reasonably determined by the Members. If the Members are unable to agree on the Fair Market Value within 30 days following the Purchasing Member's receipt of the Non-Purchasing Member's Notice to exercise its Participation Right, each Member will retain within 45 days following the receipt of such Notice, an internationally recognized investment bank to determine Fair Market Value in accordance with the valuation process specified in 5.4(b). The closing of any purchase of JCOM Shares under this 14.4 will occur at the time and place reasonably specified by the Purchasing Member, with each Member directly purchasing the JCOM shares to be acquired by it pursuant to this 14.4. If the Non-Purchasing Member elects not to exercise its Participation Right, which election will be deemed to have been made by the Non-Purchasing Member if it does not notify the Purchasing Member within such 20-Business Day period, then the Purchasing Member or its Affiliate may acquire a number of JCOM Shares no greater than the amount specified in its Notice and on the terms and conditions specified in the Notice, without further notice to the Non-Purchasing Member. Notwithstanding the foregoing, if the Purchasing Member or its Affiliate desires to purchase any JCOM Shares prior to the JCOM IPO from Microsoft Corporation, Microsoft Holdings V, Inc. or either of their respective Affiliates, then the Non-Purchasing Member will have the opportunity to acquire 50% of such JCOM Shares, rather than its Percentage Interest.

ARTICLE 15: DISPUTES

15.1 RESOLUTION BY THE PARTIES. In the event of a disagreement among the parties, including a disagreement regarding this Agreement, or any breach thereof, the parties engaged in such disagreement will use their Commercially Reasonable Efforts to resolve such disagreement amicably and where applicable the party in breach will promptly take all reasonable steps to remedy such breach. If, at the end of thirty (30) days from notification to the other parties of such disagreement or breach, no resolution has been reached, the most senior executive officer (jomu) of each party involved in the disagreement or alleging or contesting the breach will meet to resolve the matter. If they, too, are unable to reach a mutually agreeable resolution within thirty (30) days of the matter being referred to them any party involved may elect that the matter will be arbitrated in accordance with 15.2.

15.2 RESOLUTION BY ARBITRATION. Any and all disputes with respect to which such authorized persons failed to reach a mutually agreeable resolution will be finally and exclusively settled by arbitration conducted in New York, New York under UNCITRAL Arbitration Rules by three (3) arbitrators in the English language. Any such decision will be given in writing and will state the basis therefore. Nothing in this 15.2 will prevent a party from seeking injunctive relief. Any arbitral award rendered under this 15.2 will be final and binding upon the parties.

15.3 WAIVER OF IMMUNITIES. In connection with the enforcement of any arbitral award obtained pursuant to the requirements of 15.1 and 15.2 or the exercise by any party of its rights under 15.1 and 15.2, each party irrevocably waives any right that it has or may hereafter acquire, in any jurisdiction, to claim for itself or its revenues, assets or properties, immunity from service of process, suit, the jurisdiction of any court, an interlocutory order or injunction or the enforcement of the same against its property in such court, attachment prior to judgment, attachment in aid of execution of an arbitral award or judgment (interlocutory or final) or any other legal process.

ARTICLE 16: GENERAL PROVISIONS

16.1 REPRESENTATIONS. Each Member represents and warrants to each other Member that, as of the signing of this Agreement:

(a) such Person is duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction where it purports to be organized and has the requisite power and lawful authority to own and operate its assets and properties and to conduct its business in which it is currently or proposed to be engaged;

(b) such Person has full power and authority to enter into this Agreement and perform its obligations hereunder;

(c) all actions necessary to authorize the signing and delivery of this Agreement, and the performance of obligations under it, have been duly taken;

(d) this Agreement has been duly signed and delivered by a duly authorized officer or other representative of such Person and constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms (except as such enforceability may be affected by applicable Bankruptcy, insolvency or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies is subject to judicial discretion);

(e) no consent, approval, notice, hearing, filing, registration or any other action with any other Person is required in connection with the signing, delivery and performance of this Agreement by such Person;

(f) the signing, delivery and performance of this Agreement do not violate the organizational documents of such Person, or any material agreement to which such Person is a party or by which such Person is bound; and

(g) such Person has had an opportunity to perform any due diligence such Person deems necessary or desirable.

16.2 UNREGISTERED INTERESTS. Each Member: (a) acknowledges that the Units are being offered and sold without registration under the U.S. Securities Act of 1933, as amended, or under similar provisions of state law, (b) acknowledges that such Member is fully aware of the economic risks of an investment in the Company, and that such risks must be borne for an indefinite period of time, (c) represents and warrants that such Member is acquiring Units for such Member's own account, for investment, and with no view to the distribution of the Units and (d) agrees not to Transfer, or to attempt to Transfer, all or any part of its Units without registration under the U.S. Securities Act of 1933, as amended, and any applicable state securities laws, unless the Transfer is exempt from such registration requirements. Each Member further represents and warrants that such Member is an "accredited investor" as defined in Rule 501(a) of the Regulation D under the U.S. Securities Act of 1933, as amended.

16.3 WAIVER OF DISSOLUTION RIGHTS. The Members agree that irreparable damage would occur if any Member should bring an action for judicial dissolution of the Company. Accordingly, each Member accepts the provisions under this Agreement as such Person's sole entitlement on Dissolution of the Company and waives and renounces such Person's right to seek a court decree of dissolution or to seek the appointment by a court of a liquidator for the Company. Each Member further waives and renounces any alternative rights which might otherwise be provided by law upon the Withdrawal of such Person and accepts the provisions under this Agreement as such Person's sole entitlement upon the happening of such event.

16.4 WAIVERS AND CONSENTS GENERALLY. No course of dealing will be deemed to amend or discharge any provision of this Agreement. No delay in the exercise of any right will operate as a waiver of such right. No single or partial exercise of any right will preclude its further exercise. A waiver of any right on any one occasion will not be construed as a bar to, or waiver of, any such right on any other occasion.

16.5 EQUITABLE RELIEF. If any Member proposes to Transfer all or any part of its Units or to disclose confidential information in violation of the terms of this Agreement, the Company, the Management Committee, or any Member may apply to any court of competent jurisdiction for a temporary injunctive order prohibiting such proposed Transfer or disclosure except upon compliance with the terms of this Agreement. Any attempted Transfer in violation of this Agreement is null and void, and of no force and effect. The Person against whom such action or proceeding is brought waives the claim or defense that an adequate remedy at law exists, and such Person will not urge in any such action or proceeding the claim or defense that such remedy at law exists.

16.6 REMEDIES FOR BREACH. Except as provided in 16.3 and 16.5, (a) the rights and remedies of the Members, the Managers and the Management Committee set forth in this Agreement are neither mutually exclusive nor exclusive of any right or remedy provided by law, in equity or otherwise and (b) all legal remedies (such as monetary damages) as well as all equitable remedies (such as specific performance) will be available for any breach or threatened breach of any provision of this Agreement.

16.7 LIMITATION OF LIABILITY. No party will be liable to any other party for indirect, consequential or special damages arising out of a breach by such party of this Agreement, whether based in contract or tort (including negligence, strict liability or otherwise) and whether or not advised of the potential for such damages.

16.8 AMENDMENTS. This Agreement may be amended by the affirmative vote of all Members; provided, that the Management Committee will have the power, without the affirmative vote of the Members, to amend this Agreement solely to reflect the admission, substitution, termination, or Withdrawal of Members in accordance with this Agreement. Any amendment will become effective upon such approval, unless otherwise provided. Notice of any proposed amendment must be delivered to the Members at least five days in advance of the meeting at which the amendment will be considered (unless the approval is evidenced by duly signed minutes of action). Any duly adopted amendment to this Agreement is binding upon, and inures to the benefit of, each Person who holds a Unit at the time of such amendment, without the requirement that such Person sign the amendment or any republication or restatement of this Agreement.

16.9 THIRD-PARTY RIGHTS. A Person who is not a party to this Agreement has no right to enforce or enjoy the benefit of any term of this Agreement.

16.10 COUNTERPARTS. This Agreement may be signed in multiple counterparts (or with detachable signature pages). Each counterpart will be considered an original instrument, but all of them in the aggregate will constitute one agreement. Telecopies of signatures will be given effect for purposes of the signature page of this Agreement and any amendments to this Agreement.

16.11 NOTICE. All Notices under this Agreement will be in writing in English and will be either delivered or sent addressed as set forth on EXHIBIT A or to such other address as the addressee may hereafter designate by Notice given to the other parties to this Agreement. In computing time periods, the day of Notice will be included. For Notice purposes, a day means a calendar day unless otherwise provided in this Agreement. Any Notices given to any Member or

Manager in accordance with this Agreement will be deemed to have been duly given and received: (a) on the date of receipt if personally delivered, (b) upon confirmation of transmission by the sender's facsimile machine if sent by facsimile transmission or (c) three Business Days after having been sent by an internationally recognized overnight courier service; provided, that any Notice regarding a change in address of the sender will not be deemed to have been duly given and received until actually received. Any Notice to be given to a Manager or Member pursuant to Article 7 will also be deemed to have been duly given and received on the date such Notice is received by the Manager or Member by e-mail transmission to the most recent e-mail address on file with the Company in the case of a Manager or to the e-mail address set forth on EXHIBIT A in the case of a Member.

16.12 PARTIAL INVALIDITY. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. However, if for any reason any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect, such action will not affect any other provision of this Agreement. In such event, this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in it. Should any provision of this Agreement be or become ineffective for reasons beyond the control of the parties, the parties will use reasonable efforts to agree upon a new provision which will as nearly as possible have the same commercial effect as the ineffective provision.

16.13 COSTS. Except as otherwise specified in this Agreement, each of the parties hereto will pay its own costs, charges and expenses connected with the preparation and implementation of this Agreement and the transactions contemplated by it.

16.14 ENTIRE AGREEMENT. This Agreement (including its Exhibits) and the Contribution Agreement contain the entire agreement and understanding of the Members concerning its subject matter.

16.15 BENEFIT. The contribution obligations of each Member will inure solely to the benefit of the other Members and the Company, without conferring on any other Person any rights of enforcement or other rights.

16.16 BINDING EFFECT. This Agreement is binding upon, and inures to the benefit of, the Members, the Managers, and Permitted Transferees.

16.17 FURTHER ASSURANCES. Each Member agrees, without further consideration, to sign and deliver such other documents of further assurance as may reasonably be necessary to effectuate the provisions of this Agreement.

16.18 HEADINGS. Article and section titles have been inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

16.19 TERMS. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word "include" (and any variation) is used in an illustrative sense rather than a limiting sense. The word "day" means a calendar day.

16.20 GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware. Any conflict or apparent conflict between this Agreement and the Act will be resolved in favor of this Agreement, except as otherwise required by the Act.

16.21 ENGLISH LANGUAGE. If this Agreement or the Certificate is translated into Japanese for the convenience of the parties or some of them, the English language version hereof/thereof will for all purposes be deemed to be the definitive and binding version thereof.

16.22 LMI GUARANTEE. LMI hereby agrees that it will cause each of LJ, LJII, LHJ, Liberty Kanto and Liberty Jupiter to perform its obligations under this Agreement and guarantees to SC Member (as a primary obligor and not as a surety only) the performance by each of them of all of their obligations from time to time in force under the terms of this Agreement for so long as any of them is a Member. Notwithstanding the foregoing, LMI's guarantee will terminate with respect to a Member at such time that the Member ceases to be an Affiliate of LMI or Parent pursuant to a transaction permitted by this Agreement.

16.23 REGISTRATION RIGHTS AGREEMENT. It is expected that the Company will enter into a Registration Rights Agreement with JCOM and Microsoft Holdings V, Inc. in connection with the JCOM IPO (the "Registration Rights Agreement"). If at any time, JCOM proposes to file a Registration Statement (as defined in the Registration Rights Agreement) under the U.S. Securities Act of 1933, as amended, with respect to any JCOM Shares, the Company, SC Member and LMI Member will promptly and in good faith negotiate amendments to this Agreement to permit SC Member to direct the Company to exercise its piggyback registration rights or its rights to participate in any demand registration initiated by any Original Shareholder (as defined in the Registration Rights Agreement) and/or up to four of its demand registration rights under the Registration Rights Agreement in connection with subsequent sales by the Company of JCOM Shares on SC Member's behalf in accordance with the provisions of Article 13 so that such sales can be made under any Registration Statement to the extent permitted under the Registration Rights Agreement.

All of the MEMBERS have signed this AMENDED AND RESTATED OPERATING AGREEMENT of LMI/SUMISHO SUPER MEDIA, LLC, to be effective from the Effective Date, notwithstanding the actual date of signing.

                                   SUMITOMO CORPORATION

                                   By:
                                      -----------------------------------
                                   Name:  Shingo Yoshii
                                   Title: General Manager, Media Division

                                   LIBERTY JAPAN, INC.


                                   By:
                                      -----------------------------------
                                   Name:  Graham E. Hollis
                                   Title: Senior Vice President

                                   LIBERTY JAPAN II, INC.

                                   By:
                                      -----------------------------------
                                   Name:  Graham E. Hollis
                                   Title: Senior Vice President

                                   LMI HOLDINGS JAPAN, LLC

                                   By:
                                      -----------------------------------
                                   Name:  Graham E. Hollis
                                   Title: Senior Vice President

                                   LIBERTY KANTO, INC.

                                   By:
                                      -----------------------------------
                                   Name:  Graham E. Hollis
                                   Title: Senior Vice President

                                   LIBERTY JUPITER, INC.

                                   By:
                                      -----------------------------------
                                   Name:  Graham E. Hollis
                                   Title: Senior Vice President

                                   Solely with respect to Sections 3.1(c),
                                   3.1(d) and 16.22:

                                   LIBERTY MEDIA INTERNATIONAL, INC.

                                   By:
                                      -----------------------------------
                                   Name:  Graham E. Hollis
                                   Title: Senior Vice President

Acknowledged by:

LMI/SUMISHO SUPER MEDIA, LLC

By: ___________________________
Name:
Title:

                               LIST OF EXHIBITS
                               ----------------
Exhibit A         Names and Addresses of the Company, the Members and
                  the Managers

Exhibit B         Capital Contributions and Units

Exhibit C         Transfer Agreement

                                   EXHIBIT A

        NAMES AND ADDRESSES OF THE COMPANY, THE MEMBERS AND THE MANAGERS

LMI/SUMISHO SUPER MEDIA, LLC:

c/o Liberty Media International, Inc.
12300 Liberty Boulevard
Englewood, Colorado 80112
USA
Attention:     Graham Hollis
Fax:           +1 720 875 4983
e-mail address:graham@libertymedia.com

with copies to:

Attention:     Elisa Erickson (at the same address)
Fax:           +1 720 875 5858
e-mail address:elisa@libertymedia.com

LIBERTY JAPAN, INC.
LIBERTY JAPAN II, INC.
LMI HOLDINGS JAPAN, LLC
LIBERTY KANTO, INC.
LIBERTY JUPITER, INC.
12300 Liberty Boulevard
Englewood, Colorado 80112
USA

Attention:     Graham Hollis
Fax:           +1 720 875 4983
e-mail address:graham@libertymedia.com

with copies to:

Attention:     Elisa Erickson (at the same address)
Fax:           +1 720 875 5858
e-mail address:elisa@libertymedia.com

and

Sherman & Howard L.L.C.
633 17th Street, Suite 3000
Denver, Colorado  80202
USA
Attention:        Joanne Norris
Fax:              +1 303 298 0940

SUMITOMO CORPORATION:

1-8-11 Harumi
Chuo-ku, Tokyo 104-8610
Japan
Attention:     Seiichi Morimoto
Fax:           +81 3 5166 6301
e-mail address:seiichi.morimoto@sumitomocorp.co.jp

with copies to:

Attention:     Naoki Saito

               Deputy General Manager, Planning and Administration Dept., Media,
               Electronics and Network Business Unit
Fax:           +81 3 5166 6308
e-mail address:naoki.saito@sumitomocorp.co.jp

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP
Fukoku Seimei Building 2F
2-2-2 Uchisaiwaicho
Chiyoda-ku, Tokyo 100-0011
Japan
Attention:     Lisa Yano
Fax:           +81 3 3597 8120

MANAGERS:

LMI Member
Mr. Bernie Dvorak
Liberty Media International, Inc.
12300 Liberty Boulevard
Englewood, CO  80112
Fax:           +1 720 875 5807
e-mail address:Bernie@libertymi.com

SC Member
Mr. Hiroyuki Yamazaki
1-8-11 Harumi
Chuo-ku, Tokyo 104-8610
Japan
Fax:           +81 3 5166 6308
e-mail address:h.yamazaki@ie.sumitomocorp.co.jp

                                   EXHIBIT B

                         CAPITAL CONTRIBUTIONS AND UNITS

                           PERCENTAGE                  INITIAL CAPITAL
                            INTEREST        UNITS           ACCOUNT
                           ----------     ---------    ---------------
SUMITOMO CORPORATION            30.32%    1,017,851    $   636,156,875

LIBERTY JAPAN, INC.             32.82%    1,101,600    $   688,500,000

LIBERTY JAPAN II, INC.           1.66%       55,586    $    34,741,250

LMI HOLDINGS JAPAN, LLC         17.62%      591,507    $   369,691,875

LIBERTY KANTO, INC.              9.38%      314,743    $   196,714,375

LIBERTY JUPITER, INC.             8.2%      275,400    $   172,125,000

TOTALS:                           100%    3,356,687    $ 2,097,929,375

                                   EXHIBIT C

                               TRANSFER AGREEMENT

The undersigned TRANSFEROR hereby transfers and assigns Units in LMI/Sumisho Super Media, LLC, a Delaware limited liability company, to , as TRANSFEREE. The Capital Account of the TRANSFEROR that is attributable to the transferred Units will carry over to the TRANSFEREE. The Units transferred are subject to all of the terms and conditions of the Amended and Restated Operating Agreement of LMI/Sumisho Super Media, LLC, dated November 26, 2004, as such Agreement may be amended (the "Operating Agreement"). As a TRANSFEREE of such Units, the undersigned agrees to be bound as a party to the Operating Agreement (which, as it may be amended, is hereby incorporated by reference).

                                    TRANSFEROR:

___________________                 ____________________________________________
Date

                                    TRANSFEREE:

___________________                 ____________________________________________
Date
                                    Address: __________________________________
                                             ___________________________________
                                    Taxpayer ID Number:_________________________
                                    Telephone Number:___________________________
                                    Fax Number: ________________________________

                                      C-1